                                                                      EXHIBIT 25

                                    FORM T-1

                          ____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ____________________________

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          ____________________________

                     FIRST INTERSTATE BANK OF ARIZONA, N.A.
               (Exact name of trustee as specified in its charter)
                  (Exact name of trustee as agent for service)


Not applicable                                              86-0002768
(Jurisdiction of incorporation                              (I.R.S. Employer
 or organization if not a U.S.                               Identification No.)
 National Bank)

100 West Washington
Phoenix, Arizona                                                 85003
(Address of principal executive offices)                         (Zip Code)

                           FINOVA Capital Corporation
               (Exact name of obligor as specified in its charter)

Delaware                                                    94-1278569
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1850 North Central Avenue
P.O. Box 2209                                                    85002-2209
Phoenix, Arizona                                                 (Zip Code)
(Address of principal executive offices)


                          ____________________________

                             Senior Debt Securities
                       (Title of the Indenture Securities)

1.       General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervision authority to which it is subject.

         Name                                                   Address
         ----                                                   -------

         Comptroller of the Currency                            Washington, D.C.

         Federal Deposit Insurance Corporation                  Washington, D.C.

         Board of Governors of The Federal
         Reserve System                                         Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

         Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

13.      Defaults by the Obligor.

         The trustee is not trustee under any other indenture relating to securities of the obligor.

16.      List of Exhibits:

         Exhibit 1 Articles of Association of First Interstate Bank of Arizona, N.A.

         Exhibit 2        By-laws of First Interstate Bank of Arizona, N.A.

         Exhibit 3 Certificate of Authority to transact business from Comptroller of the Currency

         Exhibit 4 Resolution adopted by Board of Directors of First Interstate Bank of Arizona, N.A.

         Exhibit 5 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 6        Consent under Section 321(b) of the Trust Indenture
                          Act of 1939

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Interstate Bank of Arizona, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Phoenix, County of Maricopa, and State of Arizona, on the 11th day of October, 1995.



                                         FIRST INTERSTATE BANK OF ARIZONA, N.A.



                                         BY:     /s/ Jason D. Farnsworth
                                                 Vice President and Manger

                             EXHIBIT 1

                      ARTICLES OF ASSOCIATION              CHARTER NO. 3728
                                OF
               FIRST INTERSTATE BANK OF ARIZONA, N.A.
                         PHOENIX, ARIZONA


    (as adopted at special meetings of the shareholders of First
    National Bank of Arizona and of Southern Arizona Bank and Trust Company on December 18, 1974, to become effective upon merger of those two banks.)

            Effective date (date of merger)-May 14, 1975

    (as amended at the annual meeting of the shareholder on March 18, 1981, to change Article First and the title of the Association to First Interstate Bank of Arizona, N.A.)

                   Effective date-June 1, 1981

    (as amended at the annual meeting of the shareholder on March 1, 1984, to change Articles Third, Fourth, Sixth and Ninth.)

                  Effective date-March 1, 1984

    (as amended at the annual meeting of the shareholder on March 21, 1991, to change Article Tenth.)

                  Effective date-March 21, 1991

    (as amended at a special meeting of the shareholder on July 21, 1994, to change Article Tenth and Eleventh and to create an Article Twelfth.)

                  Effective date-July 21, 1994

  First. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "First Interstate Bank of Arizona, N.A."

  Second. The main office of this Association shall be located in Phoenix, County of Maricopa, State of Arizona. The general business of this Association shall be conducted in its main office and its branch offices.

  Third. The Board of Directors of this Association shall consist of such number not less than five nor more than twenty-five as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled. Every director must own in his or her own right either shares of this Association, or in any company which has control over such Association. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The Board of Directors, by the vote of the majority of the full Board, may between annual meetings of shareholders increase the number of directors within the limits provided by the laws of the United States. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, thereof, may be filled by action of the Board of Directors.

  The Board of Directors shall have the power to fix a mandatory retirement age for directors by making appropriate amendment to the Bylaws.

  Fourth. The regular annual meeting of the shareholders of this Association for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at its main banking house, or other convenient place as the Board of Directors may designate, on such day of each year as is specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

  Fifth. The authorized amount of capital stock of this Association shall be eighteen million three hundred fifty-two thousand dollars ($18,352,000), divided into 1,835,200 shares of common stock of the par value of ten dollars ($10.00) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

  In the event of an increase in said capital stock by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

  The Association at any time and from time to time may authorize and issue debt obligations whether or not subordinated, without the approval of shareholders.

  Sixth. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board of Directors appoints another Director, in lieu of the President, to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Chairmen; to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

  The Board of Directors shall have the power to define the duties of officers and employees of this Association; to fix the salaries to be paid to them;
to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to regulate the manner in which Directors shall be elected or appointed; to make all Bylaws that may be lawful for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

  Seventh. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Phoenix, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

  Eighth. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

  Ninth. The Board of Directors of this Association, or any shareholder owning not less than 25% of the stock of this Association, may call a special meeting of the shareholders at any time.

  A notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association unless such notice is expressly waived by the shareholders in writing, or unless otherwise provided by the laws of the United States.

  Tenth. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association (except as provided in the last sentence of this subsection) to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than permitted prior thereto). The aforesaid indemnity shall protect such person against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof, with respect to proceedings to enforce rights to indemnification, the Association shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The conditional right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that, if required by applicable law or regulation, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately by determined by final judicial or administrative decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this section or otherwise and upon compliance with any other actions required by applicable law or regulation to be taken prior to an advancement of expenses. The Association may, by action of its Board of Directors, grant rights to indemnification and to the advancement of expense to employees and agents of the Association and to any director, officer, employee or agent of any of its subsidiaries with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding the foregoing, (i) no person shall be indemnified hereunder by the Association against expenses, penalties, or other payments incurred in an administrative proceeding or action (instituted by an appropriate bank regulatory agency) which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association, and (ii) no person shall be indemnified hereunder by the Association and no advancement of expenses shall be made to any person hereunder to the extent such indemnification or advancement of expenses would violate or conflict with any applicable federal statute now or hereafter in force or final regulation now or hereafter promulgated by the Federal Deposit Insurance Corporation or Comptroller of the Currency. The Association shall comply with any requirements imposed on it by any such statute or regulation in connection with any indemnification or advancement of expenses hereunder by the Association.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of the section is not paid in full by the Association within thirty (30) days after written claim has been received by the Association, the claimant may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. It shall be a defense to any such action brought by the claimant to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any, has been tendered to the Association) that the claimant has not met any applicable standard for indemnification under the Delaware General Corporation Law. In any suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the Association shall be entitled to recover such expenses upon a final adjudication that the claimant has not met any applicable standard for indemnification under the Delaware General Corporation Law. Neither the failure of the Association (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Laws, nor an actual determination by the Association (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standards of conduct under the Delaware General Corporation Law, shall create a presumption that the claimant has not met such applicable standards of conduct or, in the case of such a suit brought by the claimant, be a defense to such suit.

      (c) Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The Association may, at its expense, purchase, maintain or make payment or reimbursement for premiums on insurance to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law; provided, however, that such insurance shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against an Association director or employee.

  Eleventh. A director of the Association shall not be personally liable to the Association or its stockholder(s) for monetary damages for breach of fiduciary duty as a director, except that this ARTICLE ELEVENTH shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Association or its stockholder(s), (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any willful or negligent violation of applicable law with respect to payment of dividends or purchase or redemption by the Association of its own stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholder(s) of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Association shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

  Any repeal or modification of the foregoing paragraph by the stockholder(s) of the Association shall not adversely affect any right or protection of a director of the Association existing at the time of such repeal or modification.

  Twelfth. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                    EXHIBIT 2

                                     [LOGO]

                              FIRST INTERSTATE BANK

                                OF ARIZONA, N.A.


                                     BYLAWS


                             As Amended and Restated

                                 March 16, 1995

                                     BYLAWS
                                       OF
                     FIRST INTERSTATE BANK OF ARIZONA, N.A.


                                TABLE OF CONTENTS


ARTICLE I                                                                                  Page
   Shareholder
   Meetings       Section        1.1   Place of Meeting                                       1
                  Section        1.2   Annual Meeting                                         2
                  Section        1.3   Special Meetings                                       3
                  Section        1.4   Actions without a Meeting                              4
                  Section        1.5   Notice of Meetings                                     5
                  Section        1.6   Quorum                                                 6
                  Section        1.7   Organization                                           7
                  Section        1.8   Voting                                                 8
                  Section        1.9   Irregularities                                         9

ARTICLE II -
   Board of
   Directors      Section        2.1   General Powers                                        10
                  Section      2.1.1   Indemnification                                       10
                  Section        2.2   Number                                                11
                  Section      2.2.1   Executive Board                                       11
                  Section        2.3   Qualifications, Election and
                                       Term of Office                                        12
                  Section        2.4   Quorum and Manner of Acting                           13
                  Section        2.5   Organizational Meeting                                14
                  Section        2.6   Regular Meetings                                      15
                  Section        2.7   Special Meetings                                      16
                  Section        2.8   Actions without a Meeting                             17
                  Section        2.9   Special Meetings-Notice                               18
                  Section       2.10   Organization                                          19
                  Section       2.11   Order of Business                                     20
                  Section       2.12   Resignations                                          21
                  Section       2.13   Vacancies                                             22
                  Section       2.14   Compensation                                          23

ARTICLE III
   Committees     Section        3.1   Executive Committee                                   24
                  Section        3.2   Independent Audit Committee                           26
                  Section        3.3   Trust Committee                                       27
                  Section        3.4   Other Committees                                      28
                  Section      3.4.1   Other Committees                                      28
                  Section        3.5   Resignations                                          29
                  Section        3.6   Quorum                                                30

ARTICLE IV
   Officers       Section        4.1   Number and Titles                                     31
                  Section        4.2   Elections, Appointments and
                                       Removals                                              32
                  Section        4.3   Duties and Bonds                                      33
                  Section        4.4   Chairman of the Board, Chief Executive Officer
                                       and President of this Association                     34
                  Section        4.5   Area President/Area Manager                           35
                  Section        4.6   Vice Presidents                                       36
                  Section        4.7   Delegation of Duties Generally Performed by Cashier   37
                  Section        4.8   Controller                                            38
                  Section        4.9   Division Head, Trust and Financial Services Division  39
                  Section       4.10   Other Functions                                       40
                  Section     4.10.1   Investments                                           40
                  Section     4.10.2   Human Resource Management Group                       40
                  Section     4.10.3   Credit and Credit Administration                      40
                  Section     4.10.4   Bank Properties Management                            40
                  Section     4.10.5   External Affairs                                      40
                  Section     4.10.6   Compliance                                            40
                  Section       4.11   General Auditor                                       42
                  Section       4.12   Secretary to the Board of Directors                   43
                  Section     4.12.1   Assistant Secretary to the Board of Directors         43
                  Section       4.13   Loans to Officers                                     44
                  Section     4.13.1   Loans to Executive Officers                           44


                           BYLAWS


ARTICLE V -
  Miscellaneous   Section        5.1   Fiscal Year                                           45
  Provisions      Section        5.2   Records                                               47
                  Section        5.3   Execution of Instruments                              48

ARTICLE VI -
  Opening and
  Closing         Section        6.1   Days and Hours of Business                            49
                  Section        6.2   Emergency Closing                                     50
                  Section      6.2.1   Emergency Preparedness                                50

ARTICLE VII -
  Waiver of
  Notice          Section        7.1   Waiver of Notice                                      52


ARTICLE VIII -
  Shares of Stock
  and their
  Transfer        Section        8.1   Certificates of Stock                                 53
                  Section        8.2   Transfer  of  Stock                                   54
                  Section        8.3   Closing of Transfer Books                             55

ARTICLE   IX
  Seal            Section        9.1   Seal                                                  56


ARTICLE X  -
  Bylaws          Section       10.1   Inspection                                            57
                  Section       10.2   Amendments to Bylaws                                  58

                                   ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.1. Place of Meeting. All Shareholder Meetings of this Association shall be held at its principal banking house located at First Interstate Bank Plaza, Phoenix, Arizona or at such other place as the Board of Directors of this Association shall designate in such notice of meeting and as may not be contrary to the provisions of law or the Articles of Association.

Adopted          1-25-60
                 -------

Amended          9-16-81
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                          Article I: Section 1.1.                        Page 1

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.2. Annual Meetings. The annual meeting of the shareholders shall be on the third Tuesday in March of each year, unless a different day is set, or if that day is a legal holiday in Arizona then on the next business day thereafter which is not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The meeting shall be held at the hour of 1:30 P.M. of said day unless a different time is stated in the notice.

     If in any year no election of directors shall be held on the date designated for the annual shareholder meeting, or at any adjournment of such meeting, such election may be held on any subsequent day established by the incumbent Board of Directors in accordance with the provisions of the banking laws of the United States. All elections shall be held according to such regulations as may be prescribed by the Board of Directors, not inconsistent with law or the provisions of the bylaws.

Adopted          1-25-60
                 -------

Amended          1-17-68
                 -------

Amended          3-13-74
                 -------

Amended          9-16-81
                 -------

Amended          1-18-84
                 -------

Amended          2-21-90
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                          Article I: Section 1.2.                        Page 2

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.3. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time, unless otherwise prescribed by statute, by the Chairman of the Board, Chief Executive Officer, the Board of Directors, or by any shareholder or group of shareholders holding not less than twenty-five (25) percent of the shares entitled to vote at the meeting.

Adopted          1-25-60
                 -------

Amended          9-16-81
                 -------

Amended          2-20-85
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                          Article I: Section 1.3.                        Page 3

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.4. Actions without a Meeting. Any actions required to be taken at shareholder meetings by the bylaws of this Association may be taken without a shareholder meeting and shareholder vote if consent in writing, setting forth the action so taken, is signed by all shareholders entitled to vote.

Adopted          9-16-81
                 -------

Amended          6-20-91
                 -------


                          Article I: Section 1.4.                        Page 4

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.5. Notice of Meetings. Except as otherwise provided by the laws of the United States, or in these bylaws, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.

     Whenever a meeting is adjourned for thirty (30) days or less, it shall not be necessary to give any notice of the time or place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting in which the adjournment is taken.

Adopted        1-25-60
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        4-21-94
               -------

                          Article I: Section 1.5.                        Page 5

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.6. Quorum. At any meeting of the shareholders, the presence, in person or proxy, of the holders of a majority of the issued and outstanding stock of this Association entitled to vote at such meeting shall constitute a quorum for the transaction of business except where otherwise provided by law or by these bylaws. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of shareholders leaving less than a quorum.

Adopted          1-25-60
                 -------

Amended          9-16-81
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                          Article I: Section 1.6.                        Page 6

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.7. Organization. At every meeting of the shareholders, the Chairman of the Board or Chief Executive Officer shall preside or in the absence of such persons, a Chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as Chairman. The Secretary of the Board or an Acting Secretary appointed by the Chairman shall act as Secretary at all meetings of the shareholders.

Adopted        1-25-60
               -------

Amended        10-1-77
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        4-21-94
               -------

                          Article I: Section 1.7.                        Page 7

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.8. Voting. Save for the statutory right of shareholders to cumulate their votes for the election of directors, in deciding all questions at shareholder meetings of this Association, each shareholder of this Association shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his or her name on the books of this Association, or if some record date is fixed for the determination of shareholders of record, then registered in his or her name on such record date. Any vote by stock may be given by the shareholder entitled thereto in person by his or her proxy appointed by an instrument in writing, subscribed by such shareholder or by his or her attorney thereunto authorized and delivered to the Secretary of the meeting, but no such proxy shall be voted or acted upon after eleven months from the date of its execution unless the proxy provides for a longer period.

     At all shareholder meetings, all matters (except where otherwise provided by law, the Articles of Association or these bylaws) shall be decided by the vote of the holder of record of a majority of the shares of stock present in person or by proxy and entitled to vote thereat.

Adopted        1-25-60
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        4-21-94
               -------

                          Article I: Section 1.8.                        Page 8

                                    ARTICLE I

                              SHAREHOLDER MEETINGS



     Section 1.9. Irregularities. All informalities and irregularities at any meeting of the shareholders with respect to calls, notices of meetings, the manner of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

Adopted          1-25-60
                 -------

Amended          9-16-81
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                          Article I: Section 1.9.                        Page 9

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.1. General Powers. The property, affairs and business of this Association shall be managed by the Board of Directors. The Board of Directors shall have power and authority to make rules and regulations for the guidance of the officers and employees of this Association and the transaction of its business, not inconsistent with law, and subject to such laws may declare dividends; elect all officers, prescribe their duties and fix and change their compensation; call shareholder meetings; fix and determine the rate of interest to be paid on deposits; regulate the deposit and withdrawal of funds; provide for the security of public deposits, make all bylaws deemed necessary or proper for the general regulation of this Association and the management and administration of its affairs within the limitations prescribed by law; and generally to exercise all powers necessary for the transaction of the business of this Association. Nothing herein contained shall limit or restrict the powers conferred by law and the Articles of Association of this Association upon the Board of Directors.

     Section 2.1.1. Indemnification. The Board of Directors shall be indemnified to the full extent permitted by Delaware law, including but not limited to the indemnification rights provided for in the Articles of Association of this Association.

Adopted        1-25-60
               -------

Amended        9-16-81
               -------

Amended        5-21-86
               -------

Amended        6-20-91
               -------

                         Article II: Section 2.1.                       Page 10

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.2. Number. The Board of Directors of this Association shall consist of such number of qualified individuals, not less than five (5) nor more than twenty-five (25), as from time to time shall be determined in the manner provided by law.

     The Board of Directors, by vote of the majority of the full board, may between annual shareholder meetings increase the number of directors within the limits provided by law, and by like vote elect qualified persons to fill vacancies created thereby.

     Section 2.2.1. Executive Board. The Board of Directors may appoint an Executive Board consisting of not less than five nor more than twenty members, who shall hold office at the pleasure of the Board of Directors and shall serve terms concurrent with those of the Board of Directors. The Executive Board's sole responsibility is to keep management and the Board of Directors apprised of business developments affecting and/or relevant to the goals and objectives of this Association. Initially, the Executive Board shall provide to management and the Board of Directors advice and recommendations concerning the Association's market, appropriate products and services and methods of effectively promoting and delivering them, the Association's role in its local community, and such other matters as may be agreed upon between the Executive Board and the Board of Directors. The Executive Board shall regularly be furnished information concerning the Association's performance and plans sufficient to enable its members to assess the appropriateness and feasibility of courses of action which the Executive Board may wish to consider recommending. The function of the Executive Board shall be more fully delineated in a Charter established by management of the Association, which shall be proposed by the Executive Board and adopted by it after revision, if any, and approval by the Board of Directors.

     Executive Board members shall have no power to vote, shall not have any authority to direct, nor any responsibility for the direction of, the management of this Association, and shall not be entitled to any of the rights and privileges of other Directors, except for the receipt of compensation and reimbursement for expenses incurred in attending meetings of the Executive Board as may be fixed by the Board of Directors. Executive Board members shall be subject to the duties of loyalty and of confidentiality which are applicable to Directors.

     The Executive Board shall meet at such time and place as is established or required by management of this Association.

Adopted        1-25-60        Amended        9-16-81
               -------                       -------

Amended        9-10-60        Amended        2-20-85
               -------                       -------

Amended        4-20-77        Amended        3-1-86
               -------                       -------

Amended        5-18-77        Amended        4-21-94
               -------                       -------


                         Article II: Section 2.2.                       Page 11

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.3. Qualification, Election and Term of Office. Directors shall hold qualifying shares of stock of a value meeting the requirements of the National Bank Act and regulations promulgated pursuant thereto. Directors shall be elected at the annual shareholder meeting or at any special shareholder meeting, or by the Board of Directors to fill vacancies, as provided by law or by these bylaws, except that no person shall be nominated who shall have attained the age of 70 on or before the annual meeting at which directors are to be elected. Each director shall take and subscribe his or her oath of office in form and manner required by law before entering upon his or her duties of such director.

     At each annual election each director shall be elected to hold office for one year and until his or her successor is elected and has qualified, or until his or her death, or until he or she shall resign or shall have become disqualified or shall have been removed from office. Any director who fails to own qualifying stock in the amount and manner provided by the National Bank Act and regulations promulgated pursuant thereto shall be disqualified and, without the necessity of any formal resignation, shall cease to be a director, provided that no action of the Board of Directors, based upon the vote or written consent of such disqualified director, shall be invalidated by reason of such disqualification until notice of such disqualification shall have been served upon or come to the attention of the Board of Directors.

     Officers of this Association who are otherwise qualified may be elected to the Board of Directors.


Adopted        12-21-60
               -------

Amended        3-12-69
               -------

Amended        10-14-71
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        4-21-94
               -------

                         Article II: Section 2.3.                       Page 12

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.4. Quorum and Manner of Acting. A majority of all the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting and, except as otherwise expressly provided by law or by these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any Director may participate in the transaction of business and vote in any meeting of the Board of Directors by telephone and such Director's participation shall count towards determination of a quorum hereunder. Such telephonic participation shall be treated in the same manner as if such Director was physically present at the meeting. The transaction of business by use of proxy vote is not authorized. In the absence of a quorum a majority of the directors present, or if only one director shall be present, such director, may adjourn any meeting to a day certain or from day to day or from time to time until a quorum is in attendance. Notice of adjourned meeting need not be given, except as required by law.

     In the event of an emergency declared by the President of the United States or by the person performing the President's functions, or of a disaster of sufficient severity to prevent the direction of this Association by the Board as contemplated by these bylaws, a majority of the members of the Board who are available for the transaction of business shall constitute a quorum and be vested with all the authority of the Board except as to transactions which, by the laws of the United States, require approval by a greater number of directors.

Adopted          1-25-60
                 -------

Amended          4-20-77
                 -------

Amended          9-17-80
                 -------

Amended          2-20-89
                 -------

Amended          6-20-91
                 -------

Amended          4-21-94
                 -------

                         Article II: Section 2.4.                       Page 13

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.5. Organizational Meeting. The Board of Directors shall meet for the purpose of organization and the transaction of other business as soon as practicable after the annual shareholder meeting at which they have been elected. The meeting shall be held on the same day and at the same place as the shareholder meeting, or, if permitted by law, as may be otherwise provided by vote of the shareholders at said shareholder meeting. Notice of such meeting need not be given.

     At the first meeting of the Board of Directors hereinabove described the newly elected and re-elected directors shall proceed to take their oaths, elect officers, establish or approve salary programs, approve committees of the Board and management, and otherwise organize the Board. The Board may transact such other business as may properly come before the meeting.

     In addition to the officers of this Association enumerated in Section 4.1 of Article IV of these bylaws, the Board shall proceed to elect a secretary to the Board in accordance with Section 4.12 below who shall act as such until the next annual meeting of the Board of Directors or until his or her successor shall have been elected. The secretary to the ard shall also act as secretary of shareholder meetings of this Association.

Adopted          1-25-60
                 --------

Amended          10-14-71
                 --------

Amended          4-20-77
                 --------

Amended          5-18-77
                 --------

Amended          9-16-81
                 --------

Amended          2-20-85
                 --------

Amended          6-20-91
                 --------

Amended          4-21-94
                 --------

                         Article II: Section 2.5.                       Page 14

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.6. Regular Meetings. Regular monthly meetings of the Board of Directors shall be held in accordance with a Schedule of Meetings established by the Chairman of the Board at the main office of this Association or at such other place or places as may be authorized or hereinafter provided. The regular March meeting may be held immediately following the Annual Meeting of the Shareholders and the Organizational Meeting of the Board of Directors. The Board of Directors may cancel any regular meeting through an appropriate resolution adopted by the Board of Directors, and may, upon the vote of a majority of the directors present at any meeting, adjourn any meeting to a day certain or from day to day. Notice of adjourned meeting need not be given, except as required by law.

     Any regular meeting of the Board of Directors may be held at any other time or place where authorized by the Board of Directors at any prior meeting or by the Chairman of the Board and Chief Executive Officer, or the President between meetings of the Board.

     Notice of regular meetings of the Board of Directors need not be given except in cases where the Chairman of the Board has designated a different day of meeting than previously set for in his or her Schedule of Meetings, or has designated another place for such meeting in which event notice of such meeting, stating the time and place thereof, shall be given.

Adopted          1-25-60          Amended      3-1-86
                 -------                       -------

Amended          3-9-66           Amended      2-21-90
                 -------                       -------

Amended          1-17-68          Amended      6-20-91
                 -------                       -------

Amended          3-13-74          Amended      10-1-77
                 -------                       -------

Amended          9-17-75          Amended      4-21-94
                 -------                       -------

Amended          2-20-85
                 -------

                         Article II: Section 2.6.                       Page 15

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.7. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board, Chief Executive Officer, or by any other officer designated to act on their behalf. Special meetings of the Board of Directors shall be called by the Chairman of the Board, Chief Executive Officer, or the Secretary to the Board at the written request of three or more directors. Special meetings shall be held at the main office of this Association, or at such other locations as may be specified in the notice thereof.

Adopted          1-25-60
                 -------

Amended          9-17-75
                 -------

Amended          10-1-77
                 -------

Amended          2-20-85
                 -------

Amended          3-1-86
                 -------

Amended          4-21-94
                 -------

                         Article II: Section 2.7.                       Page 16

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.8. Actions without a Meeting. Any action required to be taken at a meeting of the directors by the bylaws of this Association may be taken without a directors meeting if consent in writing, setting forth the action so taken, is signed by all directors entitled to vote with respect to the subject matter thereof.

Adopted          9-16-81
                 -------

Amended          4-21-94
                 -------

                         Article II: Section 2.8.                       Page 17

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.9. Special Meetings - Notice. Notice of special meetings shall be given by written or printed notice, by telegraph, by telephone, by facsimile transmission, or orally, provided that oral notice is confirmed in writing.

     Said notice shall state the time, place and purpose of the meeting. A record of such notice, by whom given and the manner in which given, shall be entered upon the minutes of any special meeting of the Board of Directors, and the said minutes on being read and approved at any subsequent meeting of the Board shall be conclusive upon the question of service.

     The attendance of any director at any regular or special meeting of the Board of Directors, or a prior or subsequent consent thereto, shall constitute a waiver of any such notice and a consent to the holding of such meeting and to the consideration and action upon all matters which may come before such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Adopted          1-25-60
                 -------

Amended          2-20-85
                 -------

Amended          4-21-94
                 -------

                         Article II: Section 2.9.                       Page 18

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.10. Organization. At any meeting of the Board of Directors, the Chairman of the Board, or in the absence of such person, a director to be chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Board, or in the Secretary's absence such person as may be designated by the presiding director, shall act as Secretary of the meeting and keep the minutes thereof.

Adopted        1-25-60
               -------

Amended        10-1-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        4-21-94
               -------

                        Article II: Section 2.10.                       Page 19

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.11. Order of Business. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may from time to time by resolution determine, or in the absence of such determination as the Chairman of the meeting may determine. To the extent the Board elects to establish committees of the Board, copies of the minutes of meetings of such committees, approved by that committees since the last meeting of the Board of Directors, shall be made available to each director present and reviewed in depth by a member of that committee. Notation of such review shall be entered upon the minutes of the Board of Directors.

Adopted        1-25-60
               -------

Amended        4-20-77
               -------

Amended        4-21-94
               -------

                        Article II: Section 2.11.                       Page 20

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.12. Resignations. Any director of this Association may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, Chief Executive Officer, President or to the Secretary to the Board of this Association. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, Chief Executive Officer, President or the Secretary, as the case may be; and unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Adopted        1-25-60
               -------

Amended        9-17-75
               -------

Amended        10-1-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        4-21-94
               -------


                        Article II: Section 2.12.                       Page 21

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.13. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, or any other cause, including disqualification as provided in Article II, Section 2.3 of these bylaws, and any newly created directorship, shall be filled as soon as deemed practical under the circumstances, by a majority vote of the remaining directors in office, including any director whose resignation from the Board becomes effective at a future time, though less than a quorum, or by a sole remaining director, provided that any vacancy not filled by the directors may be filled at any special shareholder meeting by vote of shareholders entitled to exercise a majority of the voting power of this Association. Each director so elected shall hold office for a term to expire at the next annual election of directors and until his or her successor shall be duly elected and qualified, or until his or her death, or until he or she shall resign or shall have become disqualified or shall have been removed from office in the manner herein provided. During the existence of any vacancy, howsoever caused, the remaining directors shall possess and exercise all of the powers of the Board of Directors.

Adopted        1-25-60
               -------

Amended        9-17-80
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        4-21-94
               -------

                        Article II: Section 2.13.                       Page 22

                                   ARTICLE II

                               BOARD OF DIRECTORS



     Section 2.14. Compensation. Directors shall receive such compensation, fees, and reimbursement of expenses as may be fixed by the Board of Directors. Directors may receive compensation, fees, and reimbursement of expenses as may be fixed by the Board for services on any Committee of the Board or for any special services rendered upon and under the direction of the Board.

Adopted        1-25-60
               -------

Amended        2-20-85
               -------

Amended        4-21-94
               -------

                        Article II: Section 2.14.                       Page 23

                                   ARTICLE III

                                   COMMITTEES



     Section 3.1. Executive Committee. During the intervals between the meetings of the Board of Directors the general authority of the Board of Directors may be vested in the Executive Committee. To the extent one is established, and subject to the review of its actions by the Board of Directors, the Executive Committee shall decide questions of corporate policy and shall counsel with and aid the officers of this Association in matters concerning its interests and the management of its business, except that such committee shall have no power or authority as to the following:

                 -      The adoption, amendment, or repeal of the bylaws;

                 -      The declaration of dividends; and

                 - Any other action proscribed by law or by ruling of a regulatory authority.

     The Board of Directors shall designate five or more of its number as an Executive Committee which may meet at stated times or on notice to all by any of its number. The Chairman of the Board, Chief Executive Officer, and President may be members of the Executive Committee.

     The Board of Directors may elect the Chairman of the Executive Committee and may appoint one or more Vice Chairman of the Executive Committee. All members of the Executive Committee shall enjoy the same privilege of voice and vote and shall have the same rights and duties.

     A majority of all members of the Executive Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee.

     In the absence or disqualification of any member of the Executive Committee, absent objection by any qualified member or members thereof present at any meeting, whether or not a quorum has been constituted, the Secretary may invite another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     The Executive Committee is authorized to appoint a Secretary, who need not be a member of the Board of Directors, and such other officers as it may deem necessary or advisable and may make such rules and regulation as it shall deem necessary or advisable, consistent with these bylaws and resolutions of the Board.

     The Executive Committee shall keep true and correct minutes of all meetings. Copies of such minutes shall be filed with the Board of Directors prior to each regular meeting of the Board of Directors.

                        Article III: Section 3.1.                       Page 24

                                   ARTICLE III

                                   COMMITTEES



     In the event of an emergency declared by the President of the United States or by the person performing his functions, or of a disaster of sufficient severity to prevent the direction of this Association by its directors and officers as contemplated by these bylaws, and in the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and direction of the affairs and business of this Association, including, but not limited to, all the powers reserved to or vested in other committees of the Board of Directors as well as the Executive Committee.

Adopted        1-25-60
               -------

Amended        1-17-68
               -------

Amended        1-20-74
               -------

Amended        10-1-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        4-21-94
               -------

                  Article III: Section 3.1. (continued)                 Page 25

                                   ARTICLE III

                                   COMMITTEES



     Section 3.2. Independent Audit Committee. The Board of Directors shall appoint an Independent Audit Committee consisting of a minimum of three directors. Independent Audit Committee members shall be independent directors and not current members of the Association's management. The Committee's responsibility is to insure that the Association has a strategic audit plan and an efficient and effective audit program, consistent with generally accepted auditing standards. The strategic plan and audit program shall contribute to the goals and objectives of the Association. The Committee shall have authority to employ such assistance in the performance of its duties as it may deem necessary.

     The Independent Audit Committee shall report significant audit matters on a timely basis to the Board of Directors. External audit reports and Trust Division audit reports, together with action taken thereon, shall be noted in the minutes of the Board of Directors.

     The Independent Audit Committee shall perform such other duties as the Board of Directors or the Executive Committee may from time to time assign.

Adopted          1-25-60
                 --------

Amended          10-14-63
                 --------

Amended          8-9-72
                 --------

Amended          5-11-73
                 --------

Amended          9-17-80
                 --------

Amended          4-21-82
                 --------

Amended          6-20-91
                 --------

Amended          7-15-93
                 --------

                        Article III: Section 3.2.                       Page 26

                                   ARTICLE III

                                   COMMITTEES



     Section 3.3. Trust Committee. The Board of Directors shall appoint a Trust Committee, to consist of not less than three directors of this Association other than directors who are active officers of this Association.

     The Trust Committee is responsible for the proper exercise by this Association of its fiduciary powers. All matters pertinent thereto, including the determination of policy, the investment and disposition of property held in a fiduciary capacity, and the direction and review of actions of officers and committees utilized by this Association in the exercise of its fiduciary powers, are the responsibility of this Committee, acting for the Board. In discharging this responsibility the Trust Committee may assign, by action duly entered in the minutes of its meetings, the administration of such of the fiduciary powers of this Association as it may consider proper to assign to such officer or officers or committee or committees as it may designate.

     Through appropriate assignment of performance of responsibility, direct inquiry on a regular or periodic basis, or other means determined by the Committee, the Trust Committee shall ensure compliance by the Trust Division with laws, regulations, rulings governing operations of the Trust Division including:

     1. The proper acceptance of fiduciary accounts and the maintenance of written records of all such acceptances and of all relinquishments of fiduciary accounts.

     2. As required by law, the periodic review of all trust accounts to determine the advisability of retaining or disposing of the assets held in each fiduciary account where the bank has investment responsibilities.

     3. The designation, employment, or retention of legal counsel, to provide counsel readily available to pass upon fiduciary matters and to advise the Trust Division.

     4. The periodic review of the extent of utilization by the Trust Division of personnel and facilities of other divisions and offices of this Association, to preserve the separate identity of the Trust Division.

     The Trust Committee shall hold formal meetings as a committee, shall maintain separate minutes of all meetings held and of actions taken, and shall report its actions and recommendations at regular meetings of the Board of Directors.

Adopted          1-25-60
                 -------

Amended          1-16-63
                 -------

Amended          6-12-68
                 -------

Amended          9-10-69
                 -------

Amended          8-9-72
                 -------

Amended          9-17-80
                 -------

                        Article III: Section 3.3.                       Page 27

                                   ARTICLE III

                                   COMMITTEES



     Section 3.4. Other Committees. The Board of Directors or the Executive Committee or, pursuant to the authority of the Board of Directors or the Executive Committee, the Chairman of the Board and Chief Executive Officer and President, may from time to time create and appoint any other committee or committees, whether composed of directors, officers, or employees, with such duties, responsibilities, and authority as may be prescribed by the Board of Directors or the Executive Committee or by the Chairman of the Board and Chief Executive Officer and President pursuant to the authority of the Board of Directors or of the Executive Committee.

     A majority of all the members of any such committee may determine its action and fix the time and place, whether within or without the State of Arizona, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provided. The Board of Directors or the Chairman of the Board, Chief Executive Officer or President pursuant to the authority of the Board to appoint such committee, shall have power to, with or without cause, change the members of any such committee, to fill vacancies and to dissolve any such committee at any time.

     Any committee may appoint one or more sub-committees, of its own members, to advise with such committee, or to apportion the work of such committee.

     Section 3.4.1 Other Committees. The Board of Directors may appoint other committees from time to time, the members of which may or may not be directors of this Association, to perform such limited or specific duties or functions as the Board from time to time may prescribe.

     Any committee may appoint one or more sub-committees, of its own members, to advise with such committee, or to apportion the work of such committee.

Adopted          1-25-60
                 -------

Amended          9-17-75
                 -------

Amended          10-1-77
                 -------

Amended          2-20-85
                 -------

Amended          3-1-86
                 -------

Amended          4-21-94
                 -------

                        Article III: Section 3.4.                       Page 28

                                   ARTICLE III

                                   COMMITTEES



     Section 3.5. Resignations. To the extent the Board elects to establish a committee of the Board, any member of such committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, Chief Executive Officer, or to the Secretary to the Board of this Association. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, Chief Executive Officer, or the Secretary, as the case may be; unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Adopted:         4-21-94
                 -------

                        Article III: Section 3.5.                       Page 29

                                   ARTICLE III

                                   COMMITTEES



     Section 3.6. Quorum. A majority of all the members of any Committee, exclusive of ex-officio members, if any, shall constitute a quorum for the transaction of business at any meeting. However, ex-officio members, if present at any meeting, shall be counted in determining the presence of a quorum. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     In the absence of a quorum a majority of the members present, or if only one member is present, such member, may adjourn any meeting to a day certain or from time to time until a quorum is in attendance. Notice of an adjourned meeting need not be given.

Adopted          1-25-60
                 -------

Amended          9-17-80
                 -------

Amended          4-21-94
                 -------

                        Article III: Section 3.6.                       Page 30

                                   ARTICLE IV

                                    OFFICERS


     Section 4.1. Number and Titles. The following official designations for corporate officers are established for this Association, with precedence as shown:

                 Corporate Titles
                 ----------------

                 Chairman of the Board
                 Chief Executive Officer
                 Chairman of any Executive Committee
                 President
                 Executive Vice President (one or more)
                 Senior Vice President (one or more)
                 Area President/Area Manager (one or more)
                 Vice President (one or more)
                 Controller
                 General Auditor
                 Secretary to the Board of Directors
                 Assistant Vice President (one or more)
                 Banking Officer

     In addition to the above, the Board of Directors or the Executive Committee may elect such officers with such titles as it may from time to time find are required for the transaction of the business of this Association. Precedence among officers shall be determined by the Board of Directors or the Executive Committee.

     Official titles may be used in combination, when so determined in the manner outlined in Section 4.2 of this Article, except that one officer shall not be designated as Chairman of the Board and Chief Executive Officer and President and the officer designated pursuant to Section 4.7 below to perform the duties of a cashier as the same may be prescribed by applicable law and regulation.

Adopted        1-17-62          Amended      5-9-73
               --------                      --------

Amended        1-18-67          Amended      11-20-74
               --------                      --------

Amended        1-17-68          Amended      7-23-76
               --------                      --------

Amended        7-9-69           Amended      10-1-77
               --------                      --------

Amended        9-10-69          Amended      2-20-85
               --------                      --------

Amended        7-8-70           Amended      3-1-86
               --------                      --------

Amended        9-9-70           Amended      9-18-90
               --------                      --------

Amended        10-14-71         Amended      6-20-91
               --------                      --------

Amended        8-9-72           Amended      4-21-94
               --------                      --------


                         Article IV: Section 4.1.                       Page 31

                                   ARTICLE IV

                                    OFFICERS



     Section 4.2. Elections, Appointments and Removals. The officers shall be elected or appointed by the Board of Directors at the annual organizational meeting (the first meeting after the election of the Board) and shall hold office at the pleasure of the Board. Other officers, either in addition to or in place of officers elected at the organizational meeting of the Board, may also be appointed by the Board of Directors or by the Executive Committee at any regular or special meeting during the year.

     The authority of the Board of Directors to appoint Banking Officers is delegated, without restriction, to the Chairman of the Board and Chief Executive Officer, and the Manager of the Southwest Region Human Resource Management Group, each of whom may appoint members of the staff to the title of Banking Officer, which appointees shall hold office at the pleasure of the Board until their appointment is terminated by the appointing authority, whichever occurs first .

     Notwithstanding anything to the contrary contained in these bylaws, the authority of the Board of Directors to dismiss officers at pleasure is delegated, without restriction, to the Chairman of the Board and Chief Executive Officer and to the Manager of the Southwest Region Human Resource Management Group, each of whom is authorized to dismiss any officer of equal or lesser corporate title, or to appoint an officer to a corporate title in a lower level than that to which he or she was elected by the Board of Directors or the Executive Committee, or to appoint an officer to a corporate title or position of a lower salary grade or level than that to which he or she was elected by the Board of Directors, or to remove a corporate title from any officer of equal or lesser corporate title.

Adopted        1-25-60      Amended     1-15-86
               --------                 -------

Amended        1-18-67      Amended     3-1-86
               --------                 -------

Amended        10-14-71     Amended     1-21-87
               --------                 -------

Amended        10-1-77      Amended     9-18-90
               --------                 -------

Amended        2-20-85      Amended     6-20-91
               --------                 -------

Amended        12-18-85     Amended     4-21-94
               --------                 -------

                         Article IV: Section 4.2.                       Page 32

                                   ARTICLE IV

                                    OFFICERS



     Section 4.3. Duties and Bonds. The accountabilities, responsibilities and authority of the officers shall be as provided by law, or specifically set forth in these bylaws, or shall be such as have been or may be prescribed and established by the Board of Directors or the Executive Committee at any time or from time to time. For officers whose major accountabilities and responsibilities are set forth in these bylaws, the Chairman of the Board and Chief Executive Officer and President or officer acting under the authority of the Chairman of the Board and Chief Executive Officer and President may, at any time or from time to time, add new or collateral accountabilities and responsibilities to meet the needs of this Association.

     Accountabilities and responsibilities of officers shall be such as have been set forth in job description summaries prepared and approved in accordance with procedures established by the Chairman of the Board and Chief Executive Officer and President.

     Authority of officers to sign documents on behalf of this Association shall be prescribed in Article V of these bylaws. When the signatures of two officers are required, a person holding two offices shall act or sign only in his or her capacity as one of such officers.

     The Board of Directors shall provide for such fidelity insurance and surety bonds covering the officers and employees of this Association as it may determine to be prudent and advisable in the interest of this Association.

Adopted        1-25-60
               -------

Amended        1-18-67
               -------

Amended        8-9-72
               -------

Amended        5-18-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

                         Article IV: Section 4.3.                       Page 33

                                   ARTICLE IV

                                    OFFICERS



     Section 4.4. Chairman of the Board, Chief Executive Officer and President of this Association. The Chairman of the Board, Chief Executive Officer and President shall be members of the Board of Directors and the Chairman of the Board shall preside as Chairman at meetings of the Board and as Chairman at shareholder meetings. The Chief Executive Officer and President shall have general executive supervision of the business and affairs of the Association and over its several officers and shall be an ex-officio member of all committees, except committees on which officers of the Association are prohibited from serving by the laws of the United States or these bylaws.

     During the temporary absence or inability to act as the Chairman of the Board,, an officer who shall have been designated by the Chairman of the Board shall perform the duties and have the authority of the Chairman of the Board. In the absence or disability of such officer and if another officer shall have not been designated by the Chairman of the Board, an officer designated by the Board of Directors or the Executive Committee shall perform such duties and have such authority.

Adopted        1-16-67
               --------

Amended        9-9-72
               --------

Amended        11-20-74
               --------

Amended        10-1-77
               --------

Amended        9-17-80
               --------

Amended        9-16-81
               --------

Amended        2-20-85
               --------

Amended        3-1-86
               --------

Amended        4-21-94
               --------

                         Article IV: Section 4.4.                       Page 34

                                   ARTICLE IV

                                    OFFICERS



     Section 4.5. Area President/Area Manager. The Board of Directors may elect one or more Area Presidents/Area Managers with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board or Chief Executive Officer.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the Area Presidents shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by the Chairman of the Board or Chief Executive Officer.

Adopted        1-18-67
               --------

Amended        8-9-72
               --------

Amended        11-20-74
               --------

Amended        10-1-77
               --------

Amended        2-20-85
               --------

Amended        3-1-86
               --------

Amended        4-21-94
               --------

                         Article IV: Section 4.5.                       Page 35

                                   ARTICLE IV

                                    OFFICERS



     Section 4.6. The Vice Presidents. The Board of Directors or the Executive Committee may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively, the "Vice Presidents") with such accountabilities, responsibilities, and authority as may be prescribed by the Chairman of the Board, Chief Executive Officer, or President. Vice Presidents shall be responsible for the effective operation of divisions, principal departments, or major offices or for the performance of specialized functions requiring an exceptionally high degree of training and experience.

     Under the direction of a Vice President or other duly designated senior officer, Assistant Vice Presidents shall be responsible for the effective operation of lesser departments, offices, or for the performance of specialized functions requiring a high degree of training or experience.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined through job description summaries developed in accordance with Section 4.3 of these bylaws, the Vice Presidents shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by appropriate senior authority.

Adopted        1-18-67
               -------

Amended        8-9-72
               -------

Amended        10-1-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                         Article IV: Section 4.6.                       Page 36

                                   ARTICLE IV

                                    OFFICERS



     Section 4.7. Delegation of Duties Generally Performed by Cashier. The officer designated by the Board of Directors as its Secretary pursuant to
Section 4.12 shall also perform and discharge the duties of a cashier as the same may be prescribed by applicable law and regulation.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the designated officer shall serve on such committees, represent this Association at such meetings and conventions, and perform such other functions as may be directed by appropriate authority.

Adopted        1-25-60
               -------

Amended        1-18-67
               -------

Amended        1-17-68
               -------

Amended        8-9-72
               -------

Amended        5-18-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                         Article IV: Section 4.7.                       Page 37

                                   ARTICLE IV

                                    OFFICERS



     Section 4.8. Controller. Under the direction of the Chairman of the Board, Chief Executive Officer, President or officer acting under the authority of the Chairman of the Board, Chief Executive Officer, or President, the Controller shall have supervision of and be responsible for corporate accounting, including tax accounting, investment accounting, cost accounting, and related accounting functions and for reporting of the fiscal results of operations.

     When directed by the Chairman of the Board, Chief Executive Officer, President or officer acting under the authority of the Chairman of the Board, Chief Executive Officer, or President, the Controller shall be responsible through designated supervisors for the effective operations of other organizational groupings with duties related to the fiscal functions.

     In addition to regularly assigned accountabilities and responsibilities, which shall be defined in job description summaries developed in accordance with
Section 4.3 of these bylaws, the Controller shall serve on such committees, represent the bank at such meetings and conventions, and perform such other functions as may be directed by appropriate authority.

Adopted        5-18-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        5-21-86
               -------

Amended        9-18-90
               -------

Amended        4-21-94
               -------

                         Article IV: Section 4.8.                       Page 38

                                   ARTICLE IV

                                    OFFICERS



     Section 4.9. Division Head, Trust and Financial Services Division. Under the direction of the Chairman of the Board and Chief Executive Officer and President, or an Executive Vice President, the officer designated by management as head of the Trust and Financial Services Division shall be responsible for the operation of the division to provide a full range of profitable trust, investment, property management, and other fiduciary services.

     The division head is responsible for the effective operation of the Trust and Financial Services Division in compliance with applicable Federal and Arizona laws, regulations and rulings of designated regulatory agencies, these bylaws, and applicable administrative policies and regulations of this Association. In addition to regularly assigned accountabilities and responsibilities, which shall be defined through job description summaries developed in accordance with Section 4.3 of these bylaws, the Division Head shall serve on such committees, represent this Association at such meetings and conventions, and perform such other duties as may be directed by appropriate senior authority.

     The Board of Directors or Executive Committee may elect one or more Officers of various levels to assist the Division Head in conducting the effective operation of the Trust and Financial Services Division. Duties and responsibilities of such Officers shall be defined as required by Section 4.3 of these bylaws.

Adopted        1-18-67        Amended        6-27-89
               -------                       -------

Amended        8-9-72         Amended        6-20-91
               -------                       -------

Amended        9-17-75        Amended        2-20-85
               -------                       -------

Amended        10-1-77        Amended        4-21-94
               -------                       -------

Amended        3-1-86
               -------

                         Article IV: Section 4.9.                       Page 39

                                   ARTICLE IV

                                    OFFICERS



     Section 4.10. Other Functions. To provide for essential functions not otherwise set forth in these bylaws, the Board of Directors, Executive Committee, or Chairman of the Board and Chief Executive Officer, or President shall establish groups, divisions or departments with responsibilities herein defined, or shall assign responsibilities for these functions to appropriate officers. Where it is deemed necessary to establish separate groups, divisions or departments, each such group, division or department shall be under the administration of an officer appointed by the Chairman of the Board and Chief Executive Officer, or President.

     Section 4.10.1. Investments. Responsibility for investment activities of this Association, including investment in bonds, trading in municipal bonds, analysis of investments, trading in stocks and bonds, and settlement of all investment activities on behalf of this Association shall be assigned to a division.

     Section 4.10.2.  Human Resource Management Group.

     Responsibility for specialized functions in support of Human Resource Management Group policies and practices, including hiring, orientation, training, position assignments, performance review, salary administration, fringe benefits, employee services, and related items shall be assigned to a Human Resource Management Group.

     The responsibility to insure that Human Resource Management Group policies and practices are in conformance with federal and state labor legislation shall be defined and allocated as is necessary and appropriate to insure compliance and conformity therewith.

     Section 4.10.3. Credit and Credit Administration. Responsibilities for centralized credit information, credit analysis, loan recovery, loan portfolio evaluation, and other specialized functions in support of lending programs, not otherwise assigned, shall be assigned to a group, division, department, or series of departments established for these purposes.

     Section 4.10.4. Bank Properties Management. Responsibility for the purchase and sale of real property of this Association or its subsidiaries, for new construction of such real property, and for the maintenance of properties shall be assigned to a group.

     Section 4.10.5. External Affairs. Responsibilities for the relationships of this Association with its customers, prospective customers, and the general public - including development and administration of aggressive programs of research of customer needs, marketing of existing and new services, and marketing assistance to other firms; of advertising and news releases; of sales presentations, schedules for personal calls, and in-bank receptions; of relationships with other banks; of participation in community endeavors; and of such other programs as may prove effective, economical, and appropriate to overall banking objectives shall be assigned to groups, divisions or departments staffed by persons skilled in such functions.

     Divisions or departments performing the above functions may report independently to the Chairman of the Board and Chief Executive Officer, or President, or an executive vice president, or they may be combined into a single group.

     Section 4.10.6. Compliance. Responsibility for the development and implementation of policies and procedures designed to ensure compliance throughout the Association with applicable laws and regulations shall be

                        Article IV: Section 4.9.                        Page 40

                                   ARTICLE IV

                                    OFFICERS



assigned to an appropriate officer and division designated by management. The designation of such officer shall not, however, diminish the individual responsibility of every employee of the Association to maintain a current awareness and understanding of appropriate banking laws, regulations, internal policies of the Association and procedures, and to comply fully therewith.

Adopted        1-18-67
               -------

Amended        8-9-72
               -------

Amended        9-17-75
               -------

Amended        10-1-77
               -------

Amended        1-18-84
               -------

Amended        2-20-85
               -------

Amended        1-15-86
               -------

Amended        3-1-86
               -------

Amended        1-21-87
               -------

Amended        6-20-91
               -------

                   Article IV: Section 4.9. (continued)                 Page 41

                                   ARTICLE IV

                                    OFFICERS



     Section 4.11. General Auditor. The Board of Directors shall appoint a General Auditor. The General Auditor, with the concurrence of the Independent Audit Committee, shall develop and implement a strategic audit plan, and an efficient and effective audit program consistent with generally accepted auditing standards. The strategic plan and audit program shall contribute to the goals and objectives of this Association.

     The General Auditor shall have access to all Association records and personnel necessary for the timely completion of official duties.

     The General Auditor shall be accountable to the Board of Directors, through the Independent Audit Committee; for administrative purposes the General Auditor shall be responsible to the Chairman of the Board and Chief Executive Officer.

Adopted        1-25-60
               -------

Amended        1-18-67
               -------

Amended        8-9-72
               -------

Amended        5-11-73
               -------

Amended        5-18-77
               -------

Amended        4-21-82
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                        Article IV: Section 4.11.                       Page 42

                                   ARTICLE IV

                                    OFFICERS



     Section 4.12. Secretary to the Board of Directors. The Board of Directors shall elect an officer of this Association as Secretary to the Board and to the Executive Committee. The Secretary shall also serve in that capacity at shareholder meetings.

     Under the direction of the Chairman of the Board and Chief Executive Officer, the Secretary is responsible to prepare the agenda and to make other arrangements for shareholder meetings, Board of Directors, and Executive Committee, and to prepare minutes thereof, and to generally maintain the official corporate records of the Association.

     The Secretary may be assigned other duties and responsibilities which shall be defined in accordance with Section 4.3 of the bylaws. The Secretary need not be a member of the Board of Directors.

     Section 4.12.1. Assistant Secretary to the Board of Directors. The Board of Directors may elect one or more Assistant Secretaries who, in the absence of the Secretary, shall perform the duties of the latter office.

     The Assistant Secretaries may be assigned other duties and responsibilities which shall be defined in accordance with Section 4.3 of these bylaws.

Adopted        1-18-67
               -------

Amended        8-9-72
               -------

Amended        10-1-77
               -------

Amended        9-16-81
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                        Article IV: Section 4.12.                       Page 43

                                   ARTICLE IV

                                    OFFICERS



     Section 4.13. Loans to Officers. Except for limitations on loans to executive officers, within the meaning of the term "executive officer" as set forth below for specific application to the provisions of this section, management is hereby authorized to extend credit to any officer of this Association deemed eligible for credit under prudent lending policies, and under rates, terms, and other conditions as provided for under relevant laws, rules and regulations.

     Management shall establish procedures that provide for loan approvals either in a division or office other than the division or office to which the officer loan applicant is assigned or, if within the same office or division, by a lending officer at least one level senior to the immediate supervisor of the applicant, provided however, that all loans and extensions of credit to Senior Vice Presidents shall be referred to and approved by the Chief Credit Officer of the Association or his or her designee.

     Officers whose positions are other than those listed in the definition of "executive officer" shall be deemed to be responsible only for the administration of policy and, within prudent lending policy, shall be eligible for loans beyond limits established for executive officers.

     Section 4.13.1. Loans to Executive Officers. For the purpose of determining eligibility for loans by this Association, an "executive officer" is defined, to the exclusion of all other officers of the Association, as those individuals designated from time to time by a resolution of the Board of Directors in accordance with Federal Reserve Regulation O.

     Management is hereby authorized to extend loans to executive officers within the limitations and for the purposes prescribed by current laws and by regulations and rulings of the Comptroller of the Currency. The term "loans" shall include all extensions of credit set forth in such laws, regulations, and rulings. Permissible exclusions, as advances for travel or other expenses on behalf of this Association and allowances for indebtedness under time credit accounts, bank credit card, and similar plans, are authorized for this Association.

     Within established limitations and subject to prudent judgment, loans to an executive officer may be approved by the Chief Credit Officer, or in his absence his designee possessing appropriate lending authority. Internal reporting procedures for borrowings by executive officers, including borrowings from other banks, shall conform to regulations of the Comptroller of the Currency.

     The existence of loans beyond established limitations for executive officers shall in no way preclude consideration of officers for promotions or committee assignments which would change their status to executive officers.

                        Article IV: Section 4.13.                       Page 44

                                   ARTICLE IV

                                    OFFICERS


     Provisions of this section do not apply to any extension of credit, regardless of amount, contracted or otherwise entered on for purposes of protecting this Association against loss.

Adopted        8-9-72         Amended      3-1-86
               -------                     -------

Amended        11-20-74       Amended      5-21-86
               -------                     -------

Amended        10-1-77        Amended      1-21-87
               -------                     -------

Amended        5-16-79        Amended      6-27-89
               -------                     -------

Amended        9-16-81        Amended      6-20-91
               -------                     -------

Amended        12-16-81       Amended      4-21-94
               -------                     -------

Amended        1-18-84        Amended      3-16-95
               -------                     -------

Amended        2-20-85
               -------

Amended        1-15-86
               -------

                  Article IV: Section 4.13. (continued)                 Page 45

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS


     Section 5.1. Fiscal Year. The fiscal year of this Association shall be the calendar year.

Adopted          8-9-72
                -------



                         Article V: Section 5.1.                        Page 46

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS



     Section 5.2. Records. The Articles of Association, the bylaws and the proceedings of all shareholder meetings, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

Adopted        8-9-72
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                         Article V: Section 5.2.                        Page 47

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS



     Section 5.3. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of this Association by the Chairman of the Board, Chief Executive Officer, President, or Chairman of any Executive Committee, or any Executive Vice President, Area President/Area Manager, Senior Vice President, or Vice President, or the Secretary, or if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any officer assigned to the trust department. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of this Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 5.3 are supplementary to any other provisions of these bylaws.

Adopted        8-9-72
               -------

Amended        9-17-75
               -------

Amended        10-1-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        1-21-87
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                         Article V: Section 5.3.                        Page 48

                                   ARTICLE VI

                 OPENING AND CLOSING AND EMERGENCY PREPAREDNESS


     Section 6.1. Days and Hours of Business. This Association and the various offices thereof shall be open for business on such days of the year, excepting those days designated by law as days which banks are required to remain closed, and during such hours of the day as the Board of Directors or management may prescribe, it being understood that such days or hours of the day on which the various offices of this Association close or remain open for business may be varied depending upon the circumstances.

     Hours for transaction of usual banking business shall be determined by management individually for each banking office, after the evaluation of the needs for banking services of the community or trading area and of internal costs and related considerations.

     The Board of Directors or the Executive Committee shall be kept informed of usual schedules adopted under the authority of this Article and of substantial deviations therefrom, when occurring.

     Agreements, arrangements, undertakings or understandings with competitive banks, through clearing house associations or otherwise, concerning hours or days when banks or any offices thereof may be open for business shall not be made in any form.

Adopted  1-25-60      Amended  11-20-74
         -------               --------

Amended  12-18-85     Amended  12-12-73
         --------              --------

Amended   9-17-80     Amended   4-21-94
         --------              --------

Amended    6-9-71
         --------


                       Article VI: Section 6.1.                       Page 49

                                   ARTICLE VI

                 OPENING AND CLOSING AND EMERGENCY PREPAREDNESS



     Section 6.2. Emergency Closing. In the event either fire, flooding, extreme weather, riot, insurrection or other emergency conditions is determined by the Chairman of the Board and Chief Executive Officer and President to pose an immediate threat to bank property or to the personal safety of members of its staff, the Chairman of the Board and Chief Executive Officer and President may, on his own initiative, suspend business and temporarily close the office or offices directly threatened.

     Under the above conditions of temporary closure during established banking hours, the Chairman of the Board and Chief Executive Officer and President shall exert every feasible effort to direct the usual business of offices closed to the nearest offices which are not affected by the emergency conditions.

     Authority established under this Section may be delegated by the Chairman of the Board and Chief Executive Officer and President to one or more senior management officers.

     Circumstances attending suspensions of business shall be reported at the next regular meeting of the Board of Directors or the Executive Committee, whichever occurs first.

     Section 6.2.1. Emergency Preparedness. During an emergency declared under the authority of the office of the President of the United States - or during a disaster of sufficient severity to prevent the direction of this Association by its directors and officers as contemplated by these bylaws - available officers and other staff members shall endeavor to conduct the affairs of this Association under the general guidance of such directors as may be available (Sections 2.4 and 3.1 of these bylaws) and under the supervision of the most senior officer available determined in order of precedence from the following (precedence between or among officers of the same title shall be determined by length of service in that position):

                               President

                               Executive Vice President

                               Area President/Area Manager

                               Senior Vice President

                               Vice President

who shall assume the office of Chairman of the Board and Chief Executive Officer and President, with all the responsibilities and authority of that office, using as a headquarters any available banking office of this Association.

     Upon assumption of office, the Chairman of the Board and Chief Executive Officer and President shall appoint such other officers as are required to maintain the business of this Association.

     Persons dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chairman of the Board and Chief Executive Officer and President or that a specified individual is acting as a designated officer in accordance with these bylaws, and that anyone accepting such certification may continue to consider it in force until notified in writing of change.

     Officers who have assumed or have been appointed to temporary offices under this section of the bylaws shall continue in office until they resign, at which time they shall be replaced in the same manner prescribed for

                        Article VI: Section 6.2.                        Page 50

                                   ARTICLE VI

                 OPENING AND CLOSING AND EMERGENCY PREPAREDNESS



their assumption of office; until they have been replaced by the return to duty of a regularly elected officer of higher precedence; or until they have been replaced by a duly constituted Board of Directors.

     The office of this association at which its business shall be conducted shall be the Home Office thereof and branch offices at any other legally authorized locations which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location theretofore authorized, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Adopted        6-9-71
               --------

Amended        12-12-73
               --------

Amended        5-18-77
               --------

Amended        9-17-80
               --------

Amended        9-16-81
               --------

Amended        2-20-85
               --------

Amended        3-1-86
               --------

Amended        6-20-91
               --------

Amended        4-21-94
               --------

                   Article VI: Section 6.2. (continued)                 Page 51

                                   ARTICLE VII

                                WAIVER OF NOTICE



     Section 7.1. Waiver of Notice. Whenever any notice whatever is required to be given by law or by these bylaws or the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

Adopted        1-25-60
               -------

                        Article VII: Section 7.1.                       Page 52

                                  ARTICLE VIII

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.1. Certificates of Stock. Certificates of shares of the capital stock of this Association shall be in such form as shall be approved by the Board of Directors. Such certificates shall be signed by Chairman of the Board, the President, or any Executive Vice President, and by the Secretary, or an Assistant Secretary and shall bear the seal of the Association or a facsimile thereof. The signature of such officers thereon may be facsimiles. In case of a lost, stolen or destroyed certificate, a new one may be issued therefor upon such terms and indemnity to this Association as the Board of Directors may prescribe.

Adopted        1-25-60
               -------

Amended        5-18-77
               -------

Amended        2-20-85
               -------

Amended        3-1-86
               -------

Amended        1-21-87
               -------

Amended        6-20-91
               -------

Amended        4-21-94
               -------

                        Article VIII: Section 8.1.                      Page 53

                                  ARTICLE VIII

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.2. Transfer of Stock. Transfer of shares of capital stock of this Association shall be made only on the books of the Association by the registered holder thereof or by his or her attorney thereunto authorized by a power of attorney duly executed, and on surrender of the certificate or certificates of such shares properly endorsed or accompanied by a proper instrument of transfer. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, registration, transfer and replacement of certificates for shares of capital state of this Association and may appoint one or more transfer agents, transfer clerks or registrars. This Association shall be entitled to treat the holder of record of any share or shares of capital stock as the owner thereof in fact.

Adopted        1-25-60
               -------

Amended        5-18-77
               -------

Amended        4-21-94
               -------

                        Article VIII: Section 8.2.                      Page 54

                                  ARTICLE VIII

                       SHARES OF STOCK AND THEIR TRANSFER



     Section 8.3. Closing of Transfer Books. The transfer books may be closed for the purpose of any meeting of shareholders or the payment of dividends or for any other purpose, at such time and for such period not exceeding 50 days, as the Board of Directors may direct. In lieu of closing the transfer books, the Board of Directors may in its discretion fix a day and hour not more than 50 days prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividends or for any other purpose at the time as of which shareholders entitled to notice of and to vote at such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

Amended        4-21-94
               -------

                        Article VIII: Section 8.3.                      Page 55

                                   ARTICLE IX

                                      SEAL



     Section 9.1. Seal. The seal of the Association shall not be requisite to the validity of any instrument executed by or on behalf of the Association. Nevertheless, if in any instance such seal is used, the same shall be in the form impressed on the margin of this Article IX. Said seal, if required, may be affixed imprinted or reproduced by facsimile on any instrument or document, including certificates for shares of stock of this Association.

Adopted        1-25-60
               -------

Amended        4-21-94
               -------

                         Article IX: Section 9.1.                       Page 56

                                    ARTICLE X

                                     BYLAWS



     Section 10.1. Inspection. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal banking house of this Association, and shall be open for inspection to all shareholders, during banking hours.

Adopted        8-9-72
               -------

Amended        9-16-81
               -------

                         Article X: Section 10.1.                       Page 57

                                    ARTICLE X

                                     BYLAWS



     Section 10.2. Amendments to Bylaws. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, at any regular meeting of the Board, without prior notice, or at any special meeting called for this purpose, by a vote of the majority of the whole number of Directors.

Adopted        8-9-72
               -------

                         Article X: Section 10.1.                       Page 58

                                 EXHIBIT 3

                       COMPTROLLER OF THE CURRENCY

TREASURY DEPARTMENT              [GRAPHIC]              OF THE UNITED STATES


                              WASHINGTON, D.C.


    WHEREAS, FIRST INTERSTATE BANK OF ARIZONA, NATIONAL ASSOCIATION, located in Phonenix, State of Arizona, being a national Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary

    AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

    NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


            [SEAL] IN TESTIMONY WHEREOF, Witness my signature and seal of Office this first day of June, 1981


                                                  [SIG] (illegible)

                                          Acting Comptroller of the Currency



                              Charter No. 3728

                                   EXHIBIT 4

                                  "RESOLUTION"

  BE IT RESOLVED by the Board of Directors of First Interstate Bank of Arizona, N.A., a national banking association, that the officers and employees of this Association as hereinafter designated be and they are hereby authorized and empowered to make and/or execute and/or acknowledge and/or deliver the instruments and documents and to perform the acts hereinafter designated for and on behalf of this Association and as its act and deed, to-wit:

  I. With respect to all business and activities of this Association except where it is acting in a fiduciary or representative capacity through its Trust Division:

      A. Any two officers or employees holding Authority Group 1 or Authority Group 2 signing level authority, or any one of the foregoing acting in conjunction with any one officer or employee holding Authority Group 3 signing level authority:

         All conveyances of real estate, leases of real property or transfer of goods now or hereafter owned by this Association, or any other instruments or documents or agreements affecting the extent of the Association's interest therein.

         All purchases, leases, or other acquisitions of real estate necessary to the accommodation of the Association's business.

      B. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing authority level authority:

         Full or partial releases or satisfactions of mortgages, judgments, and contracts of conditional sale; assignments, reassignments or transfer of any mortgages, deeds of trust, contracts of sale, bonds, certificates of stock, judgments, sheriff's certificates of sale, agreements, or any other documents, instruments or obligations held by the Association as collateral security to secure the payment of any notes or the performance of any obligations now or hereafter held or owned by this Association; receipts for any money or property paid or delivered to this Association; sign and endorse checks and drafts issued by or to this Association; certify copies of any by-law, record, documents, or any instrument belonging to this Association, witness the execution and acknowledgement of the assignment of any United States registered bond or note, or any other bond or note, and any certificate of stock, or any other document or instrument which the law permits to be witnessed by an officer of the bank, and to guarantee signatures or endorsements thereon.

      C. Any one officer or employee holding Authority Group 1 or Authority Group 2 signing level authority, or any officer or employee holding Authority Group 3 signing level authority whose job description authorizes the performance of lending activities:

         Any loan commitment, document, or other such agreement.

      D. Any one officer or employee holding Authority Group 1 or Authority Group 2 signing level authority.

         Contracts and agreements not provided for in IA or IB or IC that relate to the business and activities of this Association.

      E. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing level authority, or holding Authority Group 4 signing level authority and whose job function require them to make and/or execute and/or acknowledge and/or deliver the following:

         Certified checks, cashier's checks, drafts, money orders, certificates of deposit, bills of exchange, and internal accounting entries.

      F. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing level authority, or holding Authority Group 4 signing level authority and whose job function require them to make and/or execute and/or acknowledge and/or deliver the following:

         Purchase orders for supplies, services and equipment necessary for the operation of this Association.

  II. With respect to all business and activities of this Association where it is acting in a fiduciary or representative capacity:

      A. Any two officers or employees holding Authority Group 1 or Authority Group 2 signing level authority, or any one of the foregoing acting in conjunction with any one officer or employee holding Authority Group 3 signing level authority:

         All conveyances of real estate, leases of any real property, contracts, encumbrances, agreements, instruments or documents affecting any real property or any interest therein now or hereafter held by or standing in the name of this Association as Trustee or in any other representative or fiduciary capacity, including without limitations as Executor, Co-Executor, Administrator, Co-Administrator, Guardian, Co-Guardian, Assignee, Receiver, Agent, Custodian, Depositary, Trustee or Co- Trustee.

      B. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing level authority whose job function is related to the business and activities of this Association where it is acting in a fiduciary or representative capacity:

         The acceptance of any private trust, escrow, agency, custodian, depositary, or any other agreement under which this Association shall act in a fiduciary or representative capacity, and to do all things and perform all acts that may be proper, requisite or necessary thereunder; to qualify as Executor, Co-Executor, Administrator, Co-Administrator, Guardian, Co-Guardian, Assignee, Receiver, Agent, Custodian, Depository, Trustee, Co-Trustee, or in any other representative or fiduciary capacity, and take and subscribe to any oath which may be necessary or required by law and upon such qualification to act in any of the capacities herein stated; and sign for and on behalf of this Association all applications, notices, pleadings, petitions and other papers, documents or instruments that may be requisite, expedient or proper for this Association to make, sign or file in the performance of any of its duties in any of the capacities mentioned above in this paragraph; and whenever this Association is acting in any of said capacities, as respects any and all personal property now or hereafter held by this Association in any of such capacities, to sign and deliver all transfers, endorsements, or assignments of corporate stocks, registered bonds, trustee's certificates, trust receipts, or evidences of indebtedness of any nature, held by this Association, bills of sale, contracts, agreements, and any and all other assignments, transfers or other documents or instruments with reference to such personal property; and to sign and deliver proxies and powers of attorney to vote shares of corporate stocks; and to sign certificates of authentication in respect of bonds, notes, debentures and other obligations issued under corporate mortgages, trust agreements and other indentures executed to this Association; and to sign certificates for securities deposited, interim certificates, and any and all other certificates; and to countersign bonds, notes, certificates of stock, voting trust certificates or participation certificates on behalf of this Association as Transfer Agent or Registrar, and to certify certificates of cancellation and of cremation of stocks and bonds; and to sign checks and drafts drawn upon or charged against trust funds or trust division bank balances, and also receipts or other documents or instruments evidencing the deposit of property in safekeeping or escrow; and to do all of the acts authorized under Paragraph IB of this resolution; and also to sign any other documents, papers or notices of that may be necessary, requisite or expedient for this Association to sign in the performance of any of its trust functions.

      C. Any one officer or employee holding Authority Group 1 or Authority Group 2 signing level authority, or any officer or employee holding Authority Group 3 signing level authority whose job description requires the performance of lending activities:

         Countersign bonds, notes, certificates of stock, voting trust certificates, or participation certificates on behalf of this Association as Trustee, Transfer Agent or Registrar; sign checks and drafts drawn upon or charged against trust funds or trust division bank balances; sign receipts or other documents or instruments evidencing the deposit of property in safekeeping or in escrow.

      D. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing level authority, or holding Authority Group 4 signing level authority and whose job function require them to make and/or execute and/or acknowledge and/or deliver the following:

         Certified checks, cashier's checks, drafts, money orders, certificates of deposit, bills of exchange, and internal accounting entries.

      E. Any one officer or employee holding Authority Group 1, Authority Group 2, or Authority Group 3 signing level authority, or holding Authority Group 4 signing level authority and whose job function require them to make and/or execute and/or acknowledge and/or deliver the following:

         Purchase orders for supplies, services and equipment necessary for the operation of this Association.

  BE IT FURTHER RESOLVED THAT, in the execution for this Association on its own behalf, or as Trustee, or in any representative or fiduciary capacity, of any instrument, document, writing, notice or paper herein before mentioned it shall not be necessary to affix the corporate seal of this Association thereto, and any of said instruments, documents, writings, notices or papers when executed without said seal affixed thereto shall be of the same force and effect and as binding on this Association as if said corporate seal had been affixed thereto in each instance; and

  BE IT FURTHER RESOLVED THAT any prior resolution adopted by the Board of Directors of this Association granting powers and signing authority to its officers be and the same is hereby rescinded, annulled and declared to be of no force or effect; and that this resolution shall remain in full force and effect in any county of the State of Arizona until this resolution is rescinded or annulled by official action of the Board.


I, Harry Bonsall III, do hereby certify that I am a Senior Vice President and duly elected Secretary to the Board of Directors of First Interstate Bank of Arizona, N.A., a national banking association; that the foregoing constitutes a full, true and correct copy of a resolution duly adopted by the Board of Directors of said Association on June 14, 1994, to become effective on said date; that said resolution is not in conflict with the bylaws of the Association, has not been otherwise modified, canceled or revoked, and is in full force and effect at the date hereof.

IN WITNESS WHEREOF I have hereunto set may hand and affixed the seal of said Association this 10th day of October, 1995.


                  /s/ Harry Bonsall, III
                  -------------------------------------------------------------
                  Senior Vice President and Secretary to the Board of Directors


State of ARIZONA     )
                     ) ss.
County of MARICOPA   )

The foregoing instrument was acknowledged before me this ELEVENTH day of OCTOBER, 1995, by Harry Bonsall III, the Senior Vice President and
Secretary to the Board of Directors of First Interstate Bank of Arizona, N.A., on behalf of that bank.

IN WITNESS WHEREOF, I have set my hand and official seal.

                                                   /s/ Jennifer L. Hollingsworth
                                                   -----------------------------
My Commission Expires                              Notary Public
      2/14/99
---------------------

I Certify that MARGARET M. MOORE         2                   /s/ M. Moore
               -----------------   ---------------     ------------------------
                    Name           Authority Group        Official Signature

and JASON D. FARNSWORTH                  2              /s/ Jason D. Farnsworth
    ----------------------------   ---------------     ------------------------
                    Name           Authority Group        Official Signature

are duly elected or appointed and acting officers or employees of said Association with the Authority Group designation noted.

   OCTOBER 11, 1995                 /s/ Diane Englund V.P.
------------------------            --------------------------------------------
        Date                            Signature and Title

                              EXHIBIT 5
                                                Board of Governors of the
                                                Federal Reserve System
                                                OMB Number: 7100-0036

                                                Federal Deposit Insurance
                                                Corporation
                                                OMB Number: 3064-0052

                                                Office of the Comptroller
                                                of the Currency
                                                OMB Number: 1557-0081

                                                Expires March 31, 1996

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
--------------------------------------------------------------------------
                                                                       [1]
                                                Please refer to page i,
[LOGO]                                          Table of Contents, for
                                                the required disclosure
                                                of estimated burden.

--------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF $300 MILLION OR MORE -- FFIEC 032
                                     (950630)
REPORT AT THE CLOSE OF BUSINESS     ---------
JUNE 30, 1995                       (RCRI 9999)

This report is required by law:      This report form is to be filed by
12 U.S.C. Section 324 (State         banks with domestic offices only.
member banks); 12 U.S.C.             Banks with branches and consolidated
Section 1817 (State nonmember        subsidiaries in U.S. territories and
banks); and 12 U.S.C. Section        possessions, Edge or Agreement
161 (National banks).                subsidiaries, foreign branches,
                                     consolidated foreign subsidiaries,
                                     or International Banking Facilities
                                     must file FFIEC 031.
-------------------------------------------------------------------------
NOTE: The Reports of Condition       The Reports of Condition and Income
and Income must be signed by an      are to be prepared in accordance
authorized officer and the Report    with Federal regulatory authority
of Condition must be attested to     instructions.
by not less than two directors       NOTE: These instructions may in
(trustees) for State nonmember       some cases differ from generally
banks and three directors for        accepted accounting principles.
State member and National banks.
                                     We, the undersigned directors
I, John V. Prince, Vice President    (trustees), attest to the correct-
   ------------------------------    ness of this Report of Condition
Name and Title of Officer            (including the supporting schedules)
Authorized to Sign Report            and declare that it has been examined
                                     by us and to the best of our
of the named bank do hereby          knowledge and belief has been pre-
declare that these Reports of        pared in conformance with the
Condition and Income (including      instructions issued by the appropriate
the supporting schedules) have       Federal regulatory authority and is
been prepared in conformance with    true and correct.
the instructions issued by the
appropriate Federal regulatory       /s/ John L. Lewis
authority and are true to the        ------------------------------------
best of my knowledge and belief.     Director (Trustee) John L. Lewis

/s/ John V. Prince                   /s/ W. Wayne Bunker
--------------------------------     ------------------------------------
Signature of Officer                 Director (Trustee) W. Wayne Bunker
Authorized to Sign Report
                                     /s/ Leroy E. Gardner
July 26, 1995                        ------------------------------------
--------------------------------     Director (Trustee) Leroy E. Gardner
Date of Signature
--------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY
REPORT FORMS:

STATE MEMBER BANKS: Return the       NATIONAL BANKS: Return the original
original and one copy to the         only in the special return address
appropriate Federal Reserve          envelope provided. If express mail is
District Bank.                       used in lieu of the special return
                                     address envelope, return the original
STATE NONMEMBER BANKS: Return        only to the FDIC, c/o Quality Data
the original only in the special     Systems, 2127 Espey Court, Suite 204,
return address envelope provided.    Crofton, MD 21114.
If express mail is used in lieu
of the special return address
envelope, return the original
only to the FDIC, c/o Quality
Data Systems, 2127 Espey Court,
Suite 204, Crofton, MD 21114.
----------------------------------------------------------------------------

FDIC Certificate Number  0 2 8 4 3
                         ---------        Banks should affix the address
                        (RCRI 9050)       label in this space.


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency


                                                                                            FFIEC 032
                                                                                            Page i
                                                                                            [2]


Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only and Total Assets of $300 Million or More
-----------------------------------------------------------------------------------------------------
TABLE OF CONTENTS

SIGNATURE PAGE                               COVER      REPORT OF CONDITION

REPORT OF INCOME                                        Schedule RC -- Balance Sheet...........RC-1, 2

Schedule RI -- Income Statement.........RI-1, 2, 3      Schedule RC-A -- Cash and Balances Due
                                                          From Depository Institutions............RC-3
Schedule RI-A -- Changes in Equity Capital....RI-3
                                                        Schedule RC-B -- Securities.........RC-3, 4, 5
Schedule RI-B -- Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease               Schedule RC-C -- Loans and Lease Financing
  Losses...................................RI-4, 5         Receivables:
                                                           Part I. Loans and Leases............RC-6, 7
Schedule RI-C -- Applicable Income Taxes by                Part II. Loans to Small Businesses and
  Taxing Authority............................RI-5           Small Farms (included in the forms for
                                                             June 30 only)...................RC-7a, 7b
Schedule RI-E -- Explanations..............RI-5, 6
                                                        Schedule RC-D -- Trading Assets and
                                                          Liabilities (to be completed only by
                                                          selected banks).........................RC-8

                                                        Schedule RC-E -- Deposit Liabilities..RC-9, 10

                                                        Schedule RC-F -- Other Assets............RC-11

                                                        Schedule RC-G -- Other Liabilities.......RC-11

                                                        Schedule RC-K -- Quarterly Averages......RC-12

                                                        Schedule RC-L -- Off-Balance Sheet
                                                          Items..........................RC-13, 14, 15

                                                        Schedule RC-M -- Memoranda...........RC-16, 17

DISCLOSURE OF ESTIMATED BURDEN                          Schedule RC-N -- Past Due and Nonaccrual
                                                          Loans, Leases, and Other Assets....RC-18, 19
The estimated average burden associated with this
information collection is 31.6 hours per respondent     Schedule RC-O -- Other Data for Deposit
and is estimated to vary from 15 to 225 hours per         Insurance Assessments..............RC-20, 21
response, depending on individual circumstances.
Burden estimates include the time for reviewing         Schedule RC-R -- Risk-Based Capital..RC-22, 23
instructions, gathering and maintaining data in the
required form, and completing the information           Optional Narrative Statement Concerning
collection, but exclude the time for compiling            the Amounts Reported in the Reports
and maintaining business records in the normal            of Condition and Income................RC-24
course of a respondent's activities. Comments
concerning the accuracy of this burden estimate         SPECIAL REPORT (TO BE COMPLETED BY ALL BANKS)
and suggestions for reducing this burden should be
directed to the Office of Information and               Schedule RC-J -- Repricing Opportunities
Regulatory Affairs, Office of Management and              (sent only to and to be completed only by
Budget, Washington, D.C. 20503, and to one of             savings banks)
the following:


Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC (3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

FIRST INTERSTATE BANK OF ARIZONA       Call Date: 06/30/95    ST-BK: 04-0070   FFIEC 032
P.O. BOX 29743                                                                 Page RI- 1
PHOENIX, AZ 85038                      Vendor ID: D           CERT: 02843          3

Transit Number: 12210001      Transmitted to EDS as 0054364 on 07/28/95
                              at 18:24:13 CST

Consolidated Report of Income
for the period January 1, 1995 - June 30, 1995

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.


Schedule RI - Income Statement
                                                                             I380 <-
                                                             Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------
1. Interest income:
   a. Interest and fee income on loans:                  RIAD
                                                         ----
      (1) Loans secured by real estate___________________4011. .      66,281      1.a.1
      (2) Loans to finance agricultural production
          and other loans to farmers_____________________4024. .       6,048      1.a.2
      (3) Commercial and industrial loans________________4012. .      26,430      1.a.3
      (4) Loans to individuals for household, family,
          and other personal expenditures:
          (a) Credit cards and related plans_____________4054. .      15,109      1.a.4a
          (b) Other______________________________________4055. .      30,897      1.a.4b
      (5) Loans to foreign governments and official
          institutions___________________________________4056. .           0      1.a.5
      (6) Obligations (other than securities and leases)
          of states and political subdivisions in
          the U.S.:
          (a) Taxable obligations________________________4503. .         185      1.a.6a
          (b) Tax-exempt obligations_____________________4504. .       1,473      1.a.6b
      (7) All other loans________________________________4058. .       1,661      1.a.7
   b. Income from lease financing receivables:
      (1) Taxable leases_________________________________4505. .       7,307      1.b.1
      (2) Tax-exempt leases______________________________4307. .          58      1.b.2
   c. Interest income on balances due from
      depository institutions (1)________________________4115. .           1      1.c
   d. Interest and dividend income on securities:
      (1) U.S. Treasury securities and U.S. Government
          agency and corporation obligations_____________4027. .      63,830      1.d.1
      (2) Securities issued by states and political
          subdivisions in the U.S.:
          (a) Taxable securities_________________________4506. .           0      1.d.2a
          (b) Tax-exempt securities______________________4507. .          67      1.d.2b
      (3) Other domestic debt securities_________________3657. .       6,258      1.d.3
      (4) Foreign debt securities________________________3658. .           0      1.d.4
      (5) Equity securities (including investments
          in mutual funds)_______________________________3659. .         187      1.d.5
   e. Interest income from trading assets________________4069. .         210      1.e
   f. Interest income on federal funds sold and
      securities purchased under agreements to resell____4020. .       9,490      1.f
   g. Total interest income (sum of items
      1.a through 1.f)___________________________________4107. .     235,492      1.g

--------------
(1) Includes interest income on time certificates of deposit not held for trading.

FIRST INTERSTATE BANK OF ARIZONA       Call Date: 06/30/95    ST-BK: 04-0070   FFIEC 032
P.O. BOX 29743                                                                 Page RI- 2
PHOENIX, AZ 85038                      Vendor ID: D           CERT: 02843          4

Transit Number: 12210001      Transmitted to EDS as 0054365 on 07/28/95
                              at 18:24:13 CST

Schedule RI - Continued
                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------
 2. Interest expense:
    a. Interest on deposits:
       (1) Transaction accounts (NOW accounts,      RIAD      Year-to-date
           ATS accounts, and telephone and          ----
           preauthorized transfer accounts)_________4508. .          7,667   . . . . .     2.a.1
       (2) Nontransaction accounts:
           (a) Money market deposit accounts
               (MMDAs)______________________________4509. .         22,947   . . . . .     2.a.2a
           (b) Other savings deposits_______________4511. .          5,921   . . . . .     2.a.2b
           (c) Time certificates of deposit of
               $100,000 or more_____________________4174. .          2,773   . . . . .     2.a.2c
           (d) All other time deposits______________4512. .         25,406   . . . . .     2.a.2d
    b. Expense of federal funds purchased and
       securities sold under agreements to
       repurchase___________________________________4180. .          7,558   . . . . .     2.b
    c. Interest on demand notes issued to the
       U.S. Treasury, trading liabilities, and on
       other borrowed money_________________________4185. .             75   . . . . .     2.c
    d. Interest on mortgage indebtedness and
       obligations under capitalized leases_________4072. .            346   . . . . .     2.d
    e. Interest on subordinated notes and
       debentures___________________________________4200. .              0   . . . . .     2.e
    f. Total interest expense (sum of items 2.a
       through 2.e)_________________________________4073. .         72,693   . . . . .     2.f

 3. Net interest income (item 1.g minus 2.f)________4074. . . . . . . . . .    162,799     3.

 4. Provisions:
    a. Provision for loan and lease losses__________4230. . . . . . . . . .          0     4.a
    b. Provision for allocated transfer risk________4243. . . . . . . . . .          0     4.b

 5. Noninterest income:
    a. Income from fiduciary activities_____________4070. .         10,686   . . . . .     5.a
    b. Service charges on deposit accounts__________4080. .         33,106   . . . . .     5.b
    c. Trading gains (losses) and fees from
       foreign exchange transactions________________4075. .              0   . . . . .     5.c
    d. Other foreign transaction gains (losses)_____4076. .            666   . . . . .     5.d
    e. Other gains (losses) and fees from
       trading assets and liabilities_______________4077. .  (           3)  . . . . .     5.e
    f. Other noninterest income:
       (1) Other fee income_________________________5407. .         10,320   . . . . .     5.f.1
       (2) All other noninterest income *___________5408. .          1,352   . . . . .     5.f.2
    g. Total noninterest income (sum of items
       5.a through 5.f)_____________________________4079. . . . . . . . . .     56,127     5.g

 6. a. Realized gains (losses) on held-to-maturity
       securities___________________________________3521. . . . . . . . . .          0     6.a
    b. Realized gains (losses) on available-for-
       sale securities______________________________3196. . . . . . . . . .          0     6.b

 7. Noninterest expense:
    a. Salaries and employee benefits_______________4135. .         72,029   . . . . .     7.a
    b. Expenses of premises and fixed assets (net
       of rental income) (excluding salaries and
       employee benefits and mortgage interest)_____4217. .         16,481   . . . . .     7.b
    c. Other noninterest expense *__________________4092. .         56,298   . . . . .     7.c
    d. Total noninterest expense (sum of items
       7.a through 7.c)_____________________________4093. . . . . . . . . .    144,808     7.d

 8. Income (loss) before income taxes and
    extraordinary items and other adjustments
    (item 3 plus or minus items 4.a, 4.b, 5.g,
    6.a, 6.b, and 7.d)______________________________4301. . . . . . . . . .     74,118     8.

 9. Applicable income taxes (on item 8)_____________4302. . . . . . . . . .     27,902     9.

10. Income (loss) before extraordinary items and
    other adjustments (item 8 minus 9)______________4300. . . . . . . . . .     46,216    10.

11. Extraordinary items and other adjustments:
    a. Extraordinary items and other adjustments,
       gross of income taxes *______________________4310. .              0   . . . . .    11.a
    b. Applicable income taxes (on item 11.a) *_____4315. .              0   . . . . .    11.b
    c. Extraordinary items and other adjustments,
       net of income taxes (item 11.a minus 11.b)___4320. . . . . . . . . .          0    11.c

12. Net income (loss) (sum of items 10 and 11.c)____4340. . . . . . . . . .     46,216    12.

----------------
* Describe on Schedule RI-E - Explanations.

FIRST INTERSTATE BANK OF ARIZONA       Call Date: 06/30/95    ST-BK: 04-0070   FFIEC 032
P.O. BOX 29743                                                                 Page RI- 3
PHOENIX, AZ 85038                      Vendor ID: D           CERT: 02843          5

Transit Number: 12210001      Transmitted to EDS as 0054364 on 07/28/95
                              at 18:24:13 CST

SCHEDULE RI - CONTINUED
                                                                             I381  <-
                                                             Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------
MEMORANDA
1. Interest expense incurred to carry tax-exempt      RIAD     Year-to-date
   securities, loans, and leases acquired after       ----
   August 7, 1986, that is not deductible for
   federal income tax purposes________________________4513. .            50       M.1
2. Income from the sale and servicing of mutual
   funds and annuities (included in Schedule RI,
   item 8)____________________________________________8431. .         1,193       M.2
3. Estimated foreign tax credit included in
   applicable income taxes, items 9 and 11.b above____4309. .             0       M.3
4. Number of full-time equivalent employees on                       Number
   payroll at end of current period (round to                        ------
   nearest whole number)______________________________4150. .        13,179       M.4
5.-6. Not applicable.
7. If the reporting bank has restated its balance
   sheet as a result of applying push down accounting              MM  DD  YY
   this calendar year, report the date of the
   bank's acquisition_________________________________9106. .          N/A        M.7
8. Trading revenue (from cash instruments and
   off-balance sheet derivative instruments)          RIAD     Year-to-date
   (included in Schedule RI, items 5.c and 5.e):      ----
   a. Interest rate exposures_________________________8757. .  (          3)      M.8.a
   b. Foreign exchange exposures______________________8758. .             0       M.8.b
   c. Equity security and index exposures_____________8759. .             0       M.8.c
   d. Commodity and other exposures___________________8760. .             0       M.8.d
9. Impact on income of off-balance sheet derivatives
   held for purposes other than trading:
   a. Net increase (decrease) to interest income______8761. .            27       M.9.a
   b. Net (increase) decrease to interest expense_____8762. .             0       M.9.b
   c. Other (noninterest) allocations_________________8763. .             0       M.9.c

SCHEDULE RI-A CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.                                I383  <-
                                                             Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------
 1. Total equity capital originally reported in       RIAD
    the December 31, 1994, Reports of Condition       ----
    and Income________________________________________3215. .       480,237         1.
 2. Equity capital adjustments from amended Reports
    of Income, net *__________________________________3216. .             0         2.
 3. Amended balance end of previous calendar year
    (sum of items 1 and 2)____________________________3217. .       480,237         3.
 4. Net income (loss) (must equal Schedule RI,
    item 12)__________________________________________4340. .        46,216         4.
 5. Sale, conversion, acquisition, or retirement
    of capital stock, net_____________________________4346. .             0         5.
 6. Changes incident to business combinations, net____4356. .             0         6.
 7. LESS: Cash dividends declared on preferred stock__4470. .             0         7.
 8. LESS: Cash dividends declared on common stock_____4460. .        33,200         8.
 9. Cumulative effect of changes in accounting
    principles from prior years * (see instructions
    for this schedule)________________________________4411. .             0         9.
10. Corrections of material accounting errors from
    prior years * (see instructions for this
    schedule)_________________________________________4412. .             0        10.
11. Change in net unrealized holding gains (losses)
    on available-for-sale securities__________________8433. .             0        11.
12. Other transactions with parent holding company *
    (not included in items 5, 7, or 8 above)__________4415. .             0        12.
13. Total equity capital end of current period
    (sum of items 3 through 12) (must equal
    Schedule RC, item 28)_____________________________3210. .       493,253        13.

--------------
* Describe on Schedule RI-E - Explanations.

FIRST INTERSTATE BANK OF ARIZONA       Call Date: 06/30/95    ST-BK: 04-0070   FFIEC 032
P.O. BOX 29743                                                                 Page RI- 4
PHOENIX, AZ 85038                      Vendor ID: D           CERT: 02843          6

Transit Number: 12210001      Transmitted to EDS as 0054364 on 07/28/95
                              at 18:24:13 CST

SCHEDULE RI - B -- CHARGE-OFFS AND RECOVERIES AND CHANGES IN ALLOWANCE
                   FOR LOAN AND LEASE LOSSES

PART I. Charge-offs and Recoveries on Loans and Leases
                                                                                        I386 <-
                                                                    Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------

                                                        -----------calendar year-to-date-------------
Part I excludes charge-offs and recoveries through the       (Column A)          (Column B)
allocated transfer risk reserve.                             Charge-offs         Recoveries
                                                        --------------------    ---------------------
                                                        RIAD                    RIAD
1.  Loans secured by real estate:                       ----                    ----
    a.  To U.S. addressees (domicile)___________________4651. .         424     4661. .    9,193  1.a
    b.  To non-U.S. addressees (domicile)_______________4652. .           0     4662. .        0  1.b
2.  Loans to depository institutions and acceptances of
    other banks:
    a.  To U.S. banks and other U.S. depository
        institutions____________________________________4653. .           0     4663. .        0  2.a
    b.  To foreign banks________________________________4654. .           0     4664. .        0  2.b
3.  Loans to finance agricultural production and other
    loans to farmers____________________________________4655. .         442     4665. .       28  3.
4.  Commercial and industrial loans:
    a.  To U.S. addressees (domicile)___________________4645. .       1,043     4617. .      735  4.a
    b.  To non-U.S. addressees (domicile)_______________4646. .           0     4618. .        0  4.b
5.  Loans to individuals for household, family, and other
    personal expenditures:
    a.  Credit cards and related plans__________________4656. .       2,916     4666. .      642  5.a
    b.  Other (includes single payment, installment,
        and all student loans___________________________4657. .       3,624     4667. .    3,574  5.b
6.  Loans to foreign governments and official
    institutions________________________________________4643. .           0     4627. .        0  6.
7.  All other loans_____________________________________4644. .         723     4628. .    1,503  7.
8.  Lease financing receivables:
    a.  Of U.S. addressees (domicile)___________________4658. .        1,061    4668. .      214  8.a
    b.  Of non-U.S. addressees (domicile)_______________4659. .            0    4669. .        0  8.b
9.  Total (sum of items 1 through 8)____________________4635. .       10,233    4605. .   15,889  9.
MEMORANDA
                                                        -----------calendar year-to-date-------------
                                                             (Column A)          (Column B)
                                                             Charge-offs         Recoveries
                                                        --------------------    ---------------------
                                                        RIAD                    RIAD
1.-3.  Not applicable.                                  ----                    ----
4.  Loans to finance commercial real estate,
    construction, and land development activities
    (NOT SECURED BY REAL ESTATE) included in Schedule
    RI-B, part I, items 4 and 7, above__________________5409. .            0    5410. .        5  m.4
5.  Loans secured by real estate (sum of Memorandum
    items 5.a through 5.e must equal sum of Schedule
    RI-B, part I, items 1.a and 1.b, above):
    a.  Construction and land development_______________3582. .            0    3583. .      269  m.5.a
    b.  Secured by farmland_____________________________3584. .            0    3585. .        8  m.5.b
    c.  Secured by 1-4 family residential properties:
         (1) Revolving, open-end loans secured by 1-4
             family residential properties and
             extended under lines of credit____________5411. .            11    5412. .       36  m.5.c1
         (2) All other loans secured by 1-4 family
             residential properties____________________5413. .           396    5414. .      346  m.5.c2
    d.  Secured by multifamily (5 or more) residential
        properties_____________________________________3588. .             0    3589. .        3  m.5.d
    e.  Secured by nonfarm nonresidential properties___3590. .            17    3591. .    8,531  m.5.e


                                                                             7
SCHEDULE RI-B -- CONTINUED

PART II. Changes in Allowance for Loan and Lease Losses

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                                                           RIAD
                                                                                           ----
1. Balance originally reported in the December 31, 1994, Reports of Condition and Income __3124 . .       84,024      1.
2. Recoveries (must equal part I, item 9, column 8 above)__________________________________4605 . .       15,889      2.
3. LESS: Charge-offs (must equal part I, item 9, column A above)___________________________4635 . .       10,233      3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a)__________________4230 . .            0      4.
5. Adjustments* (see instructions for this schedule)_______________________________________4815 . .            0      5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,
   item 4.b)_______________________________________________________________________________2123 . .       89,680      6.

---------------
* Describe on Schedule RI-E -- Explanations.


SCHEDULE RI-C -- APPLICABLE INCOME TAXES BY TAXING AUTHORITY


                                                                                                                I389 <--
Schedule RI-C is to be reported with the December Report of Income.                                 Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                                                           RIAD
                                                                                           ----
1. Federal_________________________________________________________________________________4780 . .       N/A         1.
2. State and local_________________________________________________________________________4790 . .       N/A         2.
3. Foreign_________________________________________________________________________________4795 . .       N/A         3.
4. Total (sum of items 1 through 3) (nust equal sum of Schedule RI, items 9 and 11.b)______4770 . .       N/A         4.
                                                           RIAD
                                                           ----
5. Deferred portion of item 4______________________________4772 . . N/A                              . . . . . .      5.



SCHEDULE RI-E -- EXPLANATIONS

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significaant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                                 I395 <--
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI, item 5.f.(2))
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                            RIAD     Year-to-date
                                                                                           ----
   a. Net gains on other real estate owned_________________________________________________5415 . .            0      1.a
   b. Net gains on sales of loans__________________________________________________________5416 . .            0      1.b
   c. Net gains on sales of premises and fixed assets______________________________________5417 . .            0      1.c
   Itemize and describe the three largest other amounts that exceed 10% of
   Schedule RI, item 5.f.(2):
     TEXT                                                                                  RIAD
     ----                                                                                  ----
   d. 4461: Loss on consolidated companies_________________________________________________4461 . . (      1,899)     1.d
   e. 4462: Other Income___________________________________________________________________4462:           1,356      1.e
   f. 4463  Basic checking check sale income_______________________________________________4463 . .        1,319      1.f


                                                                               8
SCHEDULE RI-E--CONTINUED

                                                                                            Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
2. Other noninterest expense (from Schedule RI, item 7.c):                                   RIAD        Year-to-date
                                                                                             ----
   a. Amortization expense of intangible assets______________________________________________4531. .        1,993           2.a
   Report amounts that exceed 10% of Schedule RI, item 7.c:
   b. Net losses on other real estate owned__________________________________________________5418. .            0           2.b
   c. Net losses on sales of loans___________________________________________________________5419. .            0           2.c
   d. Net losses on sales of premises and fixed assets_______________________________________5420. .            0           2.d
   Itemize and describe the three largest other amounts that exceed 10% of
   Schedule RI, item 7.c:
      TEXT                                                                                   RIAD
      ----                                                                                   ----
   e. 4464:  Affiliate Banking Services                                                      4469. .       22,081           2.e
             --------------------------------------------------------------------------------
   f. 4467:  Data Processing                                                                 4467. .       19,333           2.f
             --------------------------------------------------------------------------------
   g. 4468:  Supervisory Assessments                                                         4468. .        8,019           2.g
             --------------------------------------------------------------------------------
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
          TEXT                                           RIAD
          ----                                           ----
   a. (1) 4469: _________________________________________        . . . . . . . . . . . . .   4469. .            0         3.a.1
      (2) Applicable income tax effect___________________4486 . .                        0          . . . . . . .         3.a.2
   b. (1) 4487: _________________________________________        . . . . . . . . . . . . .   4487. .            0         3.b.1
      (2) Applicable income tax effect___________________4488 . .                        0          . . . . . . .         3.b.2
   c. (1) 4489: _________________________________________        . . . . . . . . . . . . .   4489. .            0         3.c.1
      (2) Applicable income tax effect___________________4491 . .                        0          . . . . . . .         3.c.2
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2) (itemize and describe all adjustments):
   TEXT                                                                                      RIAD
   ----                                                                                      ----
   a. 4492: _________________________________________________________________________________4492. .          N/A           4.a
   b. 4493: _________________________________________________________________________________4493. .          N/A           4.b
5. Cumulative effect of changes in accounting principles from prior years (from Schedule
   RI-A, item 9) (itemize and describe all changes in accounting principles):
   TEXT                                                                                      RIAD
   ----                                                                                      ----
   a. 4494: _________________________________________________________________________________4494. .          N/A           5.a
   b. 4495: _________________________________________________________________________________4495. .          N/A           5.b
6. Corrections of material accounting errors from prior years (from Schedule RI-A, item
   10) (itemize and describe all corrections):
   TEXT                                                                                      RIAD
   ----                                                                                      ----
   a. 4496: _________________________________________________________________________________4496. .             N/A           6.a
   b. 4497: _________________________________________________________________________________4497. .          N/A           6.b
7. Other transactions with parent holding company (from Schedule RI-A, item 12) (itemize and describe all such transactions):
   TEXT                                                                                      RIAD
   ----                                                                                      ----
   a. 4498: _________________________________________________________________________________4498. .          N/A           7.a
   b. 4499: _________________________________________________________________________________4499. .          N/A           7.b
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
   TEXT                                                                                      RIAD
   ----                                                                                      ----
   a. 4521: _________________________________________________________________________________4521. .          N/A           8.a
   b. 4522: _________________________________________________________________________________4522. .          N/A           8.b

                                                                                                                       I398 I399 <--
9. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
   No comment:             X     (RIAD 4769)
   Other explanations (please type or print clearly):
   (TEXT 4769)

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET



                                                                                                                       C300  <--
                                                                                                      Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------

ASSETS

 1.      Cash and balances due from depository institutions (from Schedule RC-A):        RCON
                                                                                         ----
        a. Noninterest-bearing balances and currency and coin (1)_____________________  0081. .           761,111       1.a
        b. Interest-bearing balances (2)______________________________________________  0071. .               100       1.b

 2.      Securities:
        a. Held-to-maturity securities (from Schedule RC-B, column A)_________________  1754. .         2,365,066       2.a
        b. Available-for-sale securities (from Schedule RC-B, column D)_______________  1733. .             6,225       2.b

 3.      Federal funds sold and securities purchased under agreements to resell:
        a. Federal funds sold_________________________________________________________  0276. .           375,960       3.a
        b. Securities purchased under agreements to resell____________________________  0277. .                 0       3.b

 4.      Loans and lease financing receivables:
        a. Loans and leases, net of unearned income         RCON
                                                            ----
           (from Schedule RC-C)___________________          2122. .  3,749,673                  . . . . . . . . .       4.a
        b. LESS: Allowance for loan and lease losses______  3123. .     89,680                  . . . . . . . . .       4.b
        c. LESS: Allocated transfer risk reserve__________  3128. .          0                  . . . . . . . . .       4.c
        d. Loans and leases, net of unearned income,
           allowance, and reserve (item 4.a minus 4.b and 4.c)________________________  2125. .         3,659,993       4.d

 5.      Trading assets (from Schedule RC-D)___________________________________________ 3545. .            25,305       5.

 6.      Premises and fixed assets (including capitalized leases)______________________ 2145. .           291,040       6.

 7.      Other real estate owned (from Schedule RC-M)__________________________________ 2150. .             4,049       7.

 8.      Investments in unconsolidated subsidiaries and associated companies (from
         Schedule RC-M)_______________________________________________________________  2130. .             7,792       8.

 9.      Customers' liability to this bank on acceptances outstanding__________________ 2155. .             1,461       9.

10.      Intangible assets (from Schedule RC-M)________________________________________ 2143. .            50,606       10.

11.      Other assets (from Schedule RC-F)_____________________________________________ 2160. .           182,705       11.

12.      Total assets (sum of items 1 through 11)______________________________________ 2170. .         7,731,413       12.


_______________
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
    Deposits:                                                                                        RCON
13. a. In domestic offices (sum of totals of                                                         ----
       columns A and C from Schedule RC-E)___________________________________________________________2200. .   6,809,363     13.a
                                                                           RCON
                                                                           ----
       (1) Noninterest-bearing (1)_________________________________________6631. .     2,166,836             . . . . . .     13.a.1
       (2) Interest-bearing________________________________________________6636. .     4,642,527             . . . . . .     13.a.2
13. b. In foreign offices, Edge and Agreement subsidiaries, and IBFS_________________________________        . . . . . .
       (1) Noninterest-bearing_______________________________________________________________________        . . . . . .
       (2) Interest-bearing__________________________________________________________________________        . . . . . .
    Federal funds purchased and securities sold under agreements to repurchase:
14. a. Federal funds purchased_______________________________________________________________________0278. .     296,132     14.a
14. b. Securities sold under agreements to repurchase________________________________________________0279. .      12,295     14.b
15. a. Demand notes issued to the U.S. Treasury______________________________________________________2840. .           0     15.a
15. b. Trading liabilities (from Schedule RC-D)______________________________________________________3548. .           0     15.b
    Other borrowed money:
16. a. With original maturity of one year or less____________________________________________________2332. .      11,066     16.a
16. b. With original maturity of more than one year__________________________________________________2333. .      16,005     16.b
17. Mortgage indebtedness and obligations under capitalized leases___________________________________2910. .       1,691     17.
18. Bank's liability on acceptances executed and outstanding_________________________________________2920. .       1,461     18.
19. Subordinated notes and debentures________________________________________________________________3200. .           0     19.
20. Other liabilities (from Schedule RC-G)___________________________________________________________2930. .      90,147     20.
21. Total liabilities (sum of items 13 through 20)___________________________________________________2948. .   7,238,160     21.

22. Limited-life preferred stock and related surplus_________________________________________________3282. .           0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus____________________________________________________3838. .           0     23.
24. Common stock_____________________________________________________________________________________3230. .      18,352     24.
25. Surplus (exclude all surplus related to preferred stock)_________________________________________3839. .     189,131     25.
26. a. Undivided profits and capital reserves________________________________________________________3632. .     285,770     26.a
26. b. Net unrealized holding gains (losses) on available-for-sale securities________________________8434. .           0     26.b
    Cumulative foreign currency translation adjustments______________________________________________        . . . . . .
28. Total equity capital (sum of items 23 through 27)________________________________________________3210. .     493,253     28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28)____________________________________________________________________3300. .   7,731,413     29.

MEMORANDUM
To be reported only with the March Report of Condition.
M.1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by
    independent external auditors as of any date during 1994_________________________________________6724. .      N/A        M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

SCHEDULE RC-A -- CASH AND BALANCE DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.

                                                                       C305 <--

                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and coin:         RCON
                                                                                        ----
   a. Cash items in process of collection and unposted debits___________________________0020 . .             312,437          1.a
   b. Currency and coin_________________________________________________________________0080 . .             158,698          1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks_______________________________________0083 . .                   0          2.a
   b. Other commercial banks in the U.S. and other depository institutions in the U.S.__0085 . .             102,219          2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks______________________________________________0073 . .                   0          3.a
   b. Other banks in foreign countries and foreign central banks________________________0074 . .                 458          3.b
4. Balances due from Federal Reserve Banks______________________________________________0090 . .             187,399          4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)__0010 . .             761,211          5.


MEMORANDUM

                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
M. Noninterest-bearing balances due from commercial banks in the U.S.
   (included in items 2.a and 2.b above)________________________________________________0050 . .             102,119          M.1



SCHEDULE RC-B -- SECURITIES

Exclude assets held for trading.
                                                                        C310 <--

                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                        Held-to-maturity                        Available-for-sale

                                                 (Column A)           (Column B)          (Column C)          (Column D)
                                               Amortized Cost         Fair Value        Amortized Cost        Fair Value(1)
                                            -------------------  -------------------  ------------------  -------------------

                                            RCON                 RCON                 RCON                RCON
                                            ----                 ----                 ----                ----
1. U.S. Treasury securities_________________0211 ..     773,001  0213 ..     769,866  1286 ..          0  1287 ..           0   1.
2. U.S. Government agency and corporation
   obligations (exclude mortgage-backed
   securities):
   a. Issued by U.S.                        RCON                 RCON                 RCON                RCON
      government                            ----                 ----                 ----                ----
      agencies(2)___________________________1289 ..           0  1290 ..           0  1291 ..          0  1293 ..           0   2.a
   b. Issued by U.S. Government-
      sponsored agencies(3)_________________1294 ..      60,223  1295 ..      59,217  1297 ..          0  1298 ..           0   2.b


---------------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Exclude assets held for trading.

                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
                                      Held-to-maturity                                    Available-for-sale
                            (Column A)                 (Column B)                  (Column C)            (Column D)
                          Amortized Cost               Fair Value                Amortized Cost         Fair Value(1)
                          ---------------             ------------              --------------         --------------

3.      Securities issued by
        states and political
        subdivisions in the
        U.S.:
        a. General        RCOM                    RCOM                      RCOM                RCOM
                          ----                    ----                      ----                ----
           obligations___ 1676. .           618   1677. .             637   1678. .         0   1679. .             0   3.a
        b. Revenue
           obligations___ 1681. .           714   1686. .             709   1690. .         0   1691. .             0   3.b
        c. Industrial
           development
           and similar
           obligations___ 1694. .           495   1695. .             573   1696. .         0   1697. .             0   3.c

4.      Mortgage-backed
        securities (MBS):
        a. Pass-through
           securities:
           (1) Guaranteed
               by GNMA___ 1698. .        82,905   1699. .          81,658   1701. .         0   1702. .             0   4a1
           (2) Issued by
               FNMA and
               FHLMC_____ 1703. .       438,652   1705. .         431,516   1706. .         0   1707. .             0   4a2
           (3) Other Pass-
               through
               securities_1709. .             0   1710. .               0   1711. .         0   1713. .             0   4a3
        b. Other mortgage-
           backed securities
           (include CMOs,
           REMICs, and
           stripped MBS):
           (1) Issued or
               guaranteed
               by FNMA,
               GNMA______ 1714. .       800,186   1715. .         790,725   1716. .         0   1717. .             0   4b1
           (2) Collateralized
               by MBS issued
               or guaranteed
               by FNMA,   RCOM                    RCOM                      RCOM                RCOM
               FHLMC, or  ----                    ----                      ----                ----
               GNMA______ 1718. .         8,942   1719. .           9,231   1731. .         0   1732. .             0   4b2

           (3) All other
               mortgage-
               backed
               securities_1733. .        38,756   1734. .          37,563   1735. .         0   1736. .             0   4b3

5.      Other debt securities:
        a. Other          RCOM                    RCOM                      RCOM                RCOM
           domestic debt  ----                    ----                      ----                ----
           securities____ 1737. .       160,574   1738. .       159,310     1739. .         0   1741. .            0    5.a
        b. Foreign debt
           securities____ 1742. .             0   1743. .             0     1744. .         0   1746. .            0    5.b

6.      Equity securities:
        a. Investments    RCOM                    RCOM                      RCOM                RCOM
           in mutual      ----                    ----                      ----                ----
           funds_________     . .  . . . . . .         . .  . . . . . .     1747. .         0   1748. .            0    6.a
        b. Other equity
           securities
           with readily
           determinable
           fair values___     . .  . . . . . .         . .  . . . . . .     1749. .         0   1751. .            0    6.b
        c. All other
           equity
           securities(1)__     . .  . . . . . .         . .  . . . . . .    1752. .     6,225   1753. .        6,225    6.c

7.      Total (sum of items 1
        through 6) (total of
        column A must equal
        Schedule RC, item 2.a)
        (total of column D must
        equal Schedule    RCOM                    RCOM                      RCOM                RCOM
                                                  ----                      ----                ----
        RC, item 2.b)____ 1754.       2,365,066   1771. .       2,341,005   1772. .     6,225   1773. .        6,225    7.

_______________
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

                                                                             13
SCHEDULE RC-B--CONTINUED

MEMORANDA

                                                                                                                          C312 <--
                                                                                                       Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              RCON
1. Pledged securities (2)_____________________________________________________________________0416. .       860,487         M.1
2. Maturity and repricing data for debt securities (2, 3, 4) (excluding those in nonaccrual status):
   a. Fixed rate debt securities with a remaining maturity of:
      (1) Three months or less_______________________________________________________________0343. .       115,295         M.2.a1
      (2) Over three months through 12 months________________________________________________0344. .        468,330         M.2.a2
      (3) Over one year through five years___________________________________________________0345. .        750,471         M.2.a3
      (4) Over five years____________________________________________________________________0346. .        580,388         M.2.a4
      (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1)
          through 2.a.(4))___________________________________________________________________0347. .      1,914,484         M.2.a5
   b. Floating rate debt securities with a repricing frequency of:
      (1) Quarterly or more frequently_______________________________________________________4544. .        378,102         M.2.b1
      (2) Annually or more frequently, but less frequently than quarterly____________________4545. .         72,480         M.2.b2
      (3) Every five years or more frequently but less frequently than annually______________4551. .              0         M.2.b3
      (4) Less frequently than every five years______________________________________________4552. .              0         M.2.b4
      (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1)
          through 2.b.(4))___________________________________________________________________4553. .        450,582         M.2.b5
   c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt securities from Schedule RC-B, sum of items 1 through 5, columns A and D,
      minus nonaccrual debt securities included in Schedule RC-N, item 9, column C)__________0393. .      2,365,066         M.2.c
3. Not applicable____________________________________________________________________________       . . . . . . . .
4. Held-to-maturity debt securities restructured and in compliance with modified terms
   (included in Schedule RC-B, items 3 through 5, column A, above)___________________________5365. .              0         M.4
5. Not applicable____________________________________________________________________________       . . . . . . . .
6. Floating rate debt securities with a remaining maturity of one year or less (2)
   (included in Memorandum item 2.b.(5) above)_______________________________________________5519. .              0         M.6
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost
   at date of sale or transfer)______________________________________________________________1778. .              0         M.7
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
   a. Amortized cost_________________________________________________________________________8780. .              0         M.8.a
   b. Fair value_____________________________________________________________________________8781. .              0         M.8.b
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
   a. Amortized cost_________________________________________________________________________8782. .              0         M.9.a
   b. Fair value_____________________________________________________________________________8783. .              0         M.9.b
---------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.

SCHEDULE RC-C - LOANS AND LEASE FINANCING RECEIVABLES

PART I. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                                       C315 <-

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   RCON
 1. Loans secured by real estate:                                                                  ----
    a. Construction and land development___________________________________________________________1415. .      66,317     1.a
    b. Secured by farmland (including farm residential and other improvements)_____________________1420. .      21,577     1.b
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties and
           extended under lines of credit__________________________________________________________1797. .     116,676     1.c.1
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens______________________________________________________________5367. .     924,868     1.c.2a
           (b) Secured by junior liens_____________________________________________________________5368. .     148,569     1.c.2b
    d. Secured by multifamily (5 or more) residential properties___________________________________1460. .       8,922     1.d
    e. Secured by nonfarm nonresidential properties________________________________________________1480. .     388,887     1.e
 2. Loans to depository institutions:
    a. To commercial banks in the U.S.:
       (1) To U.S. branches and agencies of foreign banks__________________________________________1506. .           0     2.a.1
       (2) To other commercial banks in the U.S.___________________________________________________1507. .       8,479     2.a.2
    b. To other depository institutions in the U.S.________________________________________________1517. .           0     2.b
    c. To banks in foreign countries:
       (1) To foreign branches of other U.S. banks_________________________________________________1513. .           0     2.c.1
       (2) To other banks in foreign countries_____________________________________________________1516. .           0     2.c.2
 3. Loans to finance agricultural production and other loans to farmers____________________________1590. .     128,678     3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile)_______________________________________________________________1763. .     648,301     4.a
    b. To non-U.S. addressees (domicile)___________________________________________________________1764. .         423     4.b
 5. Acceptances of other banks:
    a. Of U.S. banks_______________________________________________________________________________1756. .           0     5.a
    b. Of foreign banks____________________________________________________________________________1757. .          72     5.b
 6. Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper):
    a. Credit cards and related plans (includes check credit and other revolving credit
       plans)______________________________________________________________________________________2008. .     196,069     6.a
    b. Other (includes single payment, installment, and all student loans)_________________________2011. .     778,510     6.b
 7. Loans to foreign governments and official institutions (including foreign central
    banks)_________________________________________________________________________________________2081. .           0     7.
 8. Obligations (other than securities and leases) of states and political subdivisions
    in the U.S. (includes nonrated industrial development obligations)_____________________________2107. .      52,915     8.
 9. Other loans:
    a. Loans for purchasing or carrying securities (secured and unsecured)_________________________1545. .      12,525     9.a
    b. All other loans (exclude consumer loans)____________________________________________________1564. .      34,308     9.b
10. Lease financing receivables (net of unearned income):
    a. Of U.S. addressees (domicile)_______________________________________________________________2182. .     213,577     10.a
    b. Of non-U.S. addressees (domicile)___________________________________________________________2183. .           0     10.b
11. LESS: Any unearned income on loans reflected in items 1-9 above________________________________2123. .           0     11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item
    11) (must equal Schedule RC, item 4.a)_________________________________________________________2122. .   3,749,673     12.

                                                                            15
SCHEDULE RC-C -- CONTINUED

PART I. CONTINUED

MEMORANDA

                                                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           RCON
                                                                                           ----
M.1 Commercial paper included in Schedule RC-C, part I, above______________________________1496 . .          0    M.1
M.2 Loans and leases restructured and in compliance with modified terms (included in
    Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule
    RC-N, Memorandum item 1):
    a. Loans secured by real estate:
       (1) To U.S. addressees (domicile)___________________________________________________1687 . .          0    M.2.a1
       (2) To non-U.S. addressees (domicile)_______________________________________________1689 . .          0    M.2.a2
    b. All other loans and all lease financing receivables (exclude loans to individuals
       for household, family, and other personal expenditures)_____________________________8691 . .          0    M.2.b
    c. Commercial and industrial loans to and lease financing receivables of non-U.S.
       addressees (domicile) included in Memorandum item 2.b above_________________________8692 . .          0    M.2.c
M.3 Maturity and repricing data for loans and leases(1) (excluding those in nonaccrual status):
    a. Fixed rate loans and leases with a remaining maturity of:
       (1) Three months or less____________________________________________________________0348 . .    172,138    M.3.a1
       (2) Over three months through 12 months_____________________________________________0349 . .     86,735    M.3.a2
       (3) Over one year through five years________________________________________________0356 . .    950,486    M.3.a3
       (4) Over five years_________________________________________________________________0357 . .  1,161,363    M.3.a4
       (5) Total fixed rate loans and leases (sum of Memorandum items 3.a.(1) through
           3.a.(4)_________________________________________________________________________0358 . .  2,370,722    M.3.a5
    b. Floating rate loans with a repricing frequency of:
       (1) Quarterly or more frequently____________________________________________________4554 . .    884,004    M.3.b1
       (2) Annually or more frequently, but less frequently than quarterly_________________4555 . .    480,494    M.3.b2
       (3) Every five years or more frequently, but less frequently than annually__________4561 . .          0    M.3.b3
       (4) Less frequently than every five years___________________________________________4564 . .          0    M.3.b4
       (5) Total floating rate loans (sum of Memorandum items 3.b.(1) through 3.b.(4)______4567 . .  1,364,498    M.3.b5
    c. Total loans and leases (sum of Memorandum items 3.a.(5)) (must equal the sum of total loans and leases, net, from Schedule RC-C, part I, item 12, plus unearned income from Schedule RC-C, part I, item 11, minus total nonaccrual loans
       and leases from Schedule RC-N, sum of items 1 through 8, column C)__________________1479 . .  3,735,220    M.3.c
M.4 Loans to finance commercial real estate, construction, and land development activities
    (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9.b,
    page RC-6(2)___________________________________________________________________________2746 . .        827    M.4
M.5 Loans and leases held for sale (included in Schedule RC-C, part I, above)______________5369 . .      2,409    M.5
M.6 Adjustable rate closed-end loans secured by first liens on 1-4 family
    residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6)_5370 . .    388,073    M.6

---------------
(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

                                                                        15a

PART II.  Loans to Small Businesses and Small Farms


Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.


LOANS TO SMALL BUSINESSES                                  C318 <--


1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part I, item 1.e, and all or substantially all of the dollar volume of your bank's "Commercial and industrial loans to U.S. addressees" reported in Schedule RC-C, part 1, item 4.a, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an "X" in the box marked "No" and go to item 5; otherwise, see instructions for further
   information.)                          RCON          YES     NO
                                          ----          ---     --
                 ________________________ 6999. .               X      1.

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5. If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.

2. Report the total number of loans currently outstanding
   for each of the following Schedule RC-C, part I, loan
   categories:                                               Number of Loans
                                                          ---------------------
   a. "Loans secured by nonfarm nonresidentail properties"
      reported in Schedule RC-C, part I,                    RCON
      item 1.e___________________________________________   5562. .   N/A   2.a
   b. "Commercial and industrial loans to U.S. addressees"
      reported in Schedule RC-C, part I, item 4.a_________  5563. .   N/A   2.b


                                                                                         Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
                                                                      (Column A)               (Column B)
                                                                    Number of Loans     Amount Currently Outstanding
                                                                    -----------------   ----------------------------

3.      Number and amount currently outstanding of "Loans secured
        by nonfarm nonresidential properties" reported in Schedule
        RC-C, part I, items 1.e (sum of items 3.a through 3.c must
        be less than or equal to Schedule RC-C, part I, item 1.e):      RCON                    RCON
                                                                        ----                    ----
        a. With original amounts of $100,000
           or less________________________________________________      5564. .    229          5565. .   9,271  3.a
        b. With original amounts of more than $100,000 through
           $25,000________________________________________________      5566. .    194          5567. .  23,797  3.b
        c. With original amounts of more than $250,000 through
           $1,000,000_____________________________________________      5568. .    221          5569. .  61,295  3.c

4.      Number and amount currently outstanding of "Commercial and industrial loans to U.S. addressees" reported in Schedule
        RC-C, part I, item 4.a (sum of items 4.a through 4.c must
        be less than or equal to Schedule RC-C, part I, item 4.a):      RCOM                    RCOM
                                                                        ----                    ----
        a. With original amounts of $100,000
           or less________________________________________________      5570. .  2,081          5571. .  33,508  4.a
        b. With original amounts of more than $100,000 through
           $250,000_______________________________________________      5572. .    420          5573. .  20,642  4.b
        c. With original amounts of more than $250,000 through
           $1,000,000_____________________________________________      5574. .    510          5575. .  54,382  4.c


Schedule RC-C -- Continued                                                   15b

Part II. Continued

Agricultural Loans to Small Farms

Indicate in the appropriate box at the right whether all
or substantially all of the dollar volume of your bank's
"Loans secured by farmland (including farm residential
and other improvements)" reported in Schedule RD-C,
part I, item 1.b, and all or substantially all of the
dollar volume of your bank's "Loans to finance
agricultural production and other loans to farmers"
reported in Schedule RC-C, part I, item 3, have original
amounts of $ 100,000 or less (if your bank has no loans
outstanding in both of these two loan categories, place
an "X" in the box marked "NO" and do not complete items   RCON    YES   NO
7 and 8; otherwise, see instructions for further          ----    ---   --
information.) __________________________________________  6860. .        X  5.

If YES, complete items 6.a and 6.b below and do not complete items 7 and 8.
If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.

  Report the total number of loans currently outstanding
  for each of the following Schedule RC-C, part I, loan      Number of Loans
  categories:                                                ---------------
  a. "Loans secured by farmland (including farm residential  RCON
     and other improvements)" reported in Schedule RC-C,     ----
     part I, item 1.b _____________________________________  5576. .  N/A    6.a
  b. "Loans to finance agricultural production and
     other loans to farmers" reported in Schedule RC-C,
     part I, item 3 _______________________________________  5577. .  N/A    6.b


                                                                                               Dollar Amounts in Thousands
__________________________________________________________________________________________________________________________
                                                                ----------------------------------------------------
                                                                   (Column A)                   (Column B)
                                                                Number of Loans         Amount Currently Outstanding
                                                                ---------------         ----------------------------
Number and amount currently outstanding of "Loans secured
by farmland (including farm residential and other
improvements)" reported in Schedule RC-C, part I, item 1.b
(sum of items 7.a through 7.c must be less than or equal        RCON                    RCON
to Schedule RC-C, part I, item 1.b):                            ----                    ----
a.  With original amounts of $ 100,000
    or less _________________________________________________   5578. .         9       5579. .                 255     7.a
b.  With original amounts of more than $ 100,000 through
    $ 250,000 _______________________________________________   5580. .         4       5581. .                 438     7.b
c.  With original amounts of more than $ 250,000 through
    $ 500,000 _______________________________________________   5582. .         6       5583. .               1,578     7.c
Number and amount currently outstanding of "Loans to
finance agricultural production and other loans to farmers"
reported in Schedule RC-C, part I, item 3 (sum of items
8.a through 8.c must be less than or equal to Schedule          RCON                    RCON
RC-C, part I, item 3):                                          ----                    ----
a.  With original amounts of $ 100,000
    or less _________________________________________________   5584. .        66       5585. .               1,462     8.a
b.  With original amounts of more than $ 100,000 through
    $ 250,000 _______________________________________________   5586. .        84       5587. .               4,816     8.b
c.  With original amounts of more than $ 250,000 through
    $ 500,000 _______________________________________________   5588. .       123       5589. .              12,057     8.c


                                                                              16
Schedule RC-D - Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).

                                                                        C320 <-


                                                                          Dollar Amounts in Thousands
_________________________________________________________________________________________________________
ASSETS

                                                                           RCON
                                                                           ----
 1. U.S. Treasury securities____________________________________________   3531. .       2,653         1.
 2. U.S. Government agency and corporation obligations
    (exclude mortgage-backed securities)________________________________   3532. .          98         2.
 3. Securities issued by states and political subdivisions in the U.S.__   3533. .      21,552         3.
 4. Mortgage-backed securities (MBS):
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC,
       or GNMA__________________________________________________________   3534. .       1,000         4.a
    b. Other mortgage-backed securities issued or guaranteed by FNMA,
       FHLMC, or GNMA (included CMOs, REMICs, and stripped MBS)_________   3535. .           0         4.b
    c. All other mortgage-backed securities_____________________________   3536. .           0         4.c
 5. Other debt securities_______________________________________________   3537. .           0         5.
 6. Certificates of deposit_____________________________________________   3538. .           0         6.
 7. Commercial paper____________________________________________________   3539. .           0         7.
 8. Bankers acceptances_________________________________________________   3540. .           0         8.
 9. Other trading assets________________________________________________   3541. .           0         9.
10. Not applicable______________________________________________________       . . . . . . . .
11. Revaluation gains on interest rate, foreign exchange rate, and
    other commodity and equity contracts________________________________   4549. .           2        11.
12 Total trading assets (sum of items 1 through 11) (must equal
   Schedule RC, item 5)_________________________________________________   3545. .      25,305        12.


LIABILITIES
13. Liability for short positions_______________________________________   3546. .           0        13.
14. Revaluation losses on interest rate, foreign exchange rate, and
    other commodity and equity contracts________________________________   3547. .           0        14.
15. Total trading liabilities (sum of items 13 and 14) (must equal
    Schedule RC, item 15.b)_____________________________________________   3548. .           0        15.



                                                                              17
Schedule RC-E -- Deposit Liabilities

                                                                        C325

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                       -----------Transaction Accounts----------    --Nontransaction Accounts--

                                                            (Column A)            (Column B)               (Column C)
                                                        Total transaction      Memo: Total demand             Total
                                                       accounts (including         deposits               nontransaction
                                                          total demand           (included in               accounts
                                                            deposits)              column A)             (including MMDAs)
____________________________________________________   ___________________     __________________     ______________________
Deposits of:                                            RCON                   RCON                   RCON
                                                        ----                   ----                   ----
  Individuals, partnerships and corporations________    2201..   2,804,488     2240..   1,919,457     2346..   3,740,046   1.
  U.S. Government___________________________________    2202..      24,905     2280..      23,023     2520..       2,155   2.
  States and political subdivisions in the U.S._____    2203..      49,760     2290..      44,217     2530..      12,940   3.
  Commercial banks in the U.S.______________________    2206..      38,794     2310..      38,794         . . . . . . . .  4.
  a. U.S. branches and agencies of foreign banks____       . . . . . . . .        . . . . . . . .     2347..           0   4a
  b.  Other commercial banks in the U.S.____________       . . . . . . . .        . . . . . . . .     2348..           0   4b
  Other depository institutions in the U.S._________    2207..         636     2312..         636     2349..           0   5.
  Banks in foreign countries________________________    2213..       1,841     2320..       1,841         . . . . . . . .  6.
  a.  Foreign branches of other U.S. banks__________       . . . . . . . .        . . . . . . . .     2367..           0   6a
  b.  Other banks in foreign countries______________       . . . . . . . .        . . . . . . . .     2373..           0   6b
  Foreign governments and official institutions
    (including foreign central banks)_______________    2216..           0     2300..           0     2377..           0   7.
  Certified and official checks_____________________    2330..     133,798     2330..     133,798         . . . . . . . .  8.
  Total (sum of items 1 through 8) (sum of
    columns A and C must equal Schedule RC,
    item 13.a)______________________________________    2215..   3,054,222     2210..   2,161,766     2385..   3,755,141   9.

Memoranda

                                                                                                    DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------------------------------------------
  Selected components of total deposits (i.e., sum of item 9, columns A and C):            RCON
                                                                                           ----
  a.  Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts_____________     6835..        276,933      M.1.a
  b.  Total brokered deposits_________________________________________________________     2365..              0      M.1.b
  c.  Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1)  Issued in denominations of less than $100,000______________________________     2343..              0      M.1.c1
      (2)  Issued either in denominations of $100,000 or in denominations greater than
           $100,000 and participated out by the broker in shares of $100,000 or less__     2344..              0      M.1.c2
  d.  Total deposits denominated in foreign currencies________________________________     3776..              0      M.1.d
  e.  Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as
        required under state law)_____________________________________________________     5590..         50,962      M.1.e
  Components of total nontransaction accounts (sum of Memoranda items 2.a through 2.d must equal item 9, Column C, above):
  a.  Savings deposits:
      (1)  Money market deposit accounts (MMDAs)______________________________________     6810..      1,723,488      M.2.a1
      (2)  Other savings deposits (excludes MMDAs)____________________________________     0352..        596,156      M.2.a2
  b.  Total time deposits of less than $100,000_______________________________________     6648..      1,287,282      M.2.b
  c.  Time certificates of deposit of $100,000 or more________________________________     6645..        148,215      M.2.c
  d.  Open-account time deposits of $100,000 or more__________________________________     6646..              0      M.2.d
  All NOW accounts (included in column A above)_______________________________________     2398..        892,456      M.3

                                                                              18
Schedule RC-E -- Continued

                                                                              Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
Memoranda (continued)
Deposit Totals for FDIC Insurance Assessments                               RCON
4. Total deposits (sum of item 9, column A and item 9, column C)            ----
     (must equal Schedule RC item 13.a)_______________________________      2200..     6,809,363     M.4
   a.  Total demand deposits (must equal item 9, column B)____________      2210..     2,161,766     M.4.a
   b.  Total time and savings deposits (1) (must equal item 9,
         column A plus item 9, column C minus item 9, column B)_______      2350..     4,647,597     M.4.b
___________
(1) For FDIC insurance assessment purposes, "total time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

5. Time deposits of less than $100,000 and open-account time deposits of $100,000 or more (included in Memorandum items 2.b and 2.d above)
   with a remaining maturity or repricing frequency of:(1)                  RCON
                                                                            ----
   a.  Three months or less___________________________________________      0359..       417,484     M.5.a
   b.  Over three months through 12 months (but not over 12 months)___      3644..       495,200     M.5.b
6. Maturity and repricing data for time certificates of deposit of
   $100,000 or more:(1)
   a.  Fixed rate time certificates of deposit of $100,000 or more with a remaining maturity of:
       (1)  Three months or less______________________________________      2761..        70,215     M.6.a1
       (2)  Over three months through 12 months_______________________      2762..        50,000     M.6.a2
       (3)  Over one year through five years__________________________      2763..        28,000     M.6.a3
       (4)  Over five years___________________________________________      2765..             0     M.6.a4
       (5)  Total fixed rate time certificates of deposit of
            $100,000 or more (sum of Memorandum items 6.a.(1)
            through 6.a.(4))__________________________________________      2767..       148,215     M.6.a5
   b.  Floating rate time certificates of deposit of $100,000 or more with a repricing frequency of:
       (1)  Quarterly or more frequently______________________________      4568..             0     M.6.b1
       (2)  Annually or more frequently, but less frequently
            than quarterly____________________________________________      4569..             0     M.6.b2
       (3)  Every five years or more frequently, but less frequently
            than annually_____________________________________________      4571..             0     M.6.b3
       (4)  Less frequently than every five years_____________________      4572..             0     M.6.b4
       (5)  Total floating rate time certificates of deposit of
            $100,000 or more (sum of Memorandum items 6.b.(1)
            through 6.b.(4))___________________________________________     4573..             0     M.6.b5
   c.  Total time certificates of deposit of $100,000 or more (sum of
       Memorandum items 6.a.(5) and 6.b.(5)) (must equal Memorandum
       item 2.c above)_________________________________________________     6645..       148,215     M.6.c
____________
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

                                                                              19
Schedule RC-F - Other Assets                                           C330 <-


                                                                                                    Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________________
                                                                                        RCON
                                                                                        ----
1. Income earned, not collected on loans _______________________________________________2164. .          23,607         1.
2. Net deferred tax assets (1) _________________________________________________________2148. .          12,959         2.
3. Excess residential mortgage servicing fees receivable________________________________5371. .               0         3.
4. Other (itemize and describe amounts that exceed 25% of this item) ___________________2168. .         146,139         4.
      TEXT                                                RCON
      ----                                                ----
   a. 3549:  Receivables from Parent/Affiliates __________3549 . .      44,019                   . . . . . . . . . . .  4.a
   b. 3550:  _____________________________________________3550 . .      N/A                      . . . . . . . . . . .  4.b
   c. 3551:  _____________________________________________3551 . .      N/A                      . . . . . . . . . . .  4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11) __________________2160. .         182,705         5.


Memorandum

                                                                                                    Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________________
                                                                                        RCON
                                                                                        ----
1. Deferred tax assets disallowed for regulatory capital purposes ______________________5610. .               0         M.1


Schedule RC-G - Other Liabilities                                       C335 <-

                                                                                                    Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________________
                                                                                        RCON
                                                                                        ----
1. a. Interest accrued and unpaid on deposits(2) _______________________________________3645. .          22,120         1.a
   b. Other expenses accrued and unpaid (includes accrued income taxes payable) ________3646. .          51,456         1.b
2. Net deferred tax liabilities (1) ____________________________________________________3049. .               0         2.
3. Minority interest in consolidated subsidiaries ______________________________________3000. .               0         3.
4. Other (itemize and describe amounts that exceed 25% of this item) ___________________2938. .          16,571         4.
      TEXT                                                RCON
      ----                                                ----
   a. 3552:  Cash Letter Credits in Process ______________3552 . .      10,375                    . . . . . . .         4.a
   b. 3553:  _____________________________________________3553 . .      N/A                       . . . . . . .         4.b
   c. 3554:  _____________________________________________3554 . .      N/A                       . . . . . . .         4.c
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20) __________________2930. .          90,147         5.
-------------


(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2)  For savings banks, includes "dividends" accrued and unpaid on deposits.

                                                                              20
Schedule RC-K - Quarterly Averages(1)
                                                                       C355 <-

                                                                                                Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                        RCON
 1. Interest-bearing balances due from depository institutions______________________________  3381 . .           100       1.
 2. U.S. Treasury securities and U.S. Government agency and corporation obligations(2)______  3382 . .     2,242,078       2.
 3. Securities issued by states and political subdivisions in the U.S.(2)___________________  3383 . .         1,827       3.
 4. a. Other debt securities(2)_____________________________________________________________  3647 . .       218,686       4.a
    b. Equity securities(3) (includes investments in mutual funds and Federal Reserve
       stock)_______________________________________________________________________________  3648 . .         6,227       4.b
 5. Federal funds sold and securities purchased under agreements to resell__________________  3365 . .       401,827       5.
 6. Loans:
    a. Total Loans__________________________________________________________________________  3360 . .     3,525,757       6.a
    b. Loans secured by real estate_________________________________________________________  3385 . .     1,671,101       6.b
    c. Loans to finance agricultural production and other loans to farmers__________________  3386 . .       128,607       6.c
    d. Commercial and industrial loans______________________________________________________  3387 . .       649,781       6.d
    e. Loans to individuals for household, family, and other personal expenditures__________  3388 . .       972,120       6.e
 7. Trading assets__________________________________________________________________________  3401 . .         8,133       7.
 8. Lease financing receivables (net of unearned income)____________________________________  3484 . .       204,090       8.
 9. Total assets(4)_________________________________________________________________________  3368 . .     7,733,255       9.

LIABILITIES
10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and
    preauthorized transfer accounts) (exclude demand deposits)______________________________  3485 . .       932,246      10.
11. Nontransaction accounts:
    a. Money market deposit accounts (MMDAs)________________________________________________  3486 . .     1,817,372      11.a
    b. Other savings deposits_______________________________________________________________  3487 . .       574,818      11.b
    c. Time certificates of deposit of $100,000 or more_____________________________________  3345 . .       142,865      11.c
    d. All other time deposits______________________________________________________________  3469 . .     1,252,977      11.d
12. Federal funds purchased and securities sold under agreements to repurchase______________  3353 . .       283,631      12.
13. Other borrowed money____________________________________________________________________  3355 . .        18,505      13.

___________

1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
2) Quarterly averages for all debt securities should be based on amortized cost.
3) Quarterly averages for all equity securities should be based on historical cost.
4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

                                                                              21
Schedule RC-L - Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported on Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                                    C360 < -
                                                                                                  Dollar Amounts in Thousands
_____________________________________________________________________________________________________________________________

 1.  Unused commitments:                                                                  RCON
     a.  Revolving, open-end lines secured by 1-4 family residential properties,          ----
         e.g., home equity lines _______________________________________________________  3814. .       139,437       1.a
     b.  Credit card lines _____________________________________________________________  3815. .       717,989       1.b
     c.  Commercial real estate, constrcution, and land development:
         (1)  Commitments to fund loans secured by real estate _________________________  3816. .       203,625       1.c.1
         (2)  Commitments to fund loans not secured by real estate _____________________  6550. .         8,937       1.c.2
     d.  Securities underwriting _______________________________________________________  3817. .             0       1.d
     e.  Other unused commitments ______________________________________________________  3818. .     1,254,321       1.e

 2.  Financial standby letters of credit _______________________________________________  3819. .        87,145       2.
     a.  Amount of financial standby letters of   RCON
                                                  ----
         credit conveyed to others _____________  3822. .                       1,100            . . . . . . .       2.a

 3.  Performance standby letters of credit _____________________________________________  3821. .         5,511       3.
     a.  Amount of performance standby letters of RCON
                                                  ----
         credit conveyed to others _____________  3822. .                           0            . . . . . . .       3.a

 4.  Commercial and similar letters of credit __________________________________________  3411. .        11,339       4.

 5.  Participations in acceptances (as described in the instructions) conveyed to
     others by the reporting bank ______________________________________________________  3428. .             0       5.

 6.  Participations in acceptances (as described in the instructions) acquired
     by the reporting (nonaccepting) bank ______________________________________________  3429. .             0       6.

 7.  Securities borrowed _______________________________________________________________  3432. .             0       7.

 8.  Securities lent (including customers' securities lent where the customer is
     indemnified against loss by the reporting bank)____________________________________  3433. .             0       8.

 9.  Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as sold for Call Report purposes:
     a.  FNMA and FHLCM residential mortgage loan pools:
         (1)  Outstanding principal balance of mortgages transferred as of the
              report date ______________________________________________________________  3650. .         6,880       9.a.1
         (2)  Amount of recourse exposure on these mortgages as of the report date______  3651. .         6,880       9.a.2
     b.  Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:
         (1)  Outstanding principal balance of mortgages transferred as of the report
              date _____________________________________________________________________  3652. .             0       9.b.1
         (2)  Amount of recourse exposure on these mortgages as of the report date______  3653. .             0       9.b.2
     c.  Farmer Mac agricultural mortgage loans pools:
         (1)  Outstanding principal balance of mortgages transferred as of the report
              date _____________________________________________________________________  3654. .             0       9.c.1
         (2)  Amount of recourse exposure on these mortgages as of the report date _____  3655. .             0       9.c.2

10.  When-issued securities:
     a. Gross commitments to purchase __________________________________________________  3434. .             0        10.a
     b. Gross commitments to sell ______________________________________________________  3435. .             0        10.b

11.  Spot foreign exchange contracts ___________________________________________________  8765. .             0        11.
12.  All other off-balance sheet liabilities (exclude off-balance sheet derivatives)
     (itemize and desribe each component of this item over 25% of Schedule RC,
     item 28, "Total equity capital") __________________________________________________  3430. .             0        12.

        TEXT                                                      RCON
        ----                                                      ----
     a. 3555: ___________________________________________________ 3555 . .        N/A            . . . . . . . .       12.a
     b. 3556: ___________________________________________________ 3556 . .        N/A            . . . . . . . .       12.b
     c. 3557: ___________________________________________________ 3557 . .        N/A            . . . . . . . .       12.c
     d. 3558: ___________________________________________________ 3558 . .        N/A            . . . . . . . .       12.d

13.  All other off-balance sheet assets (exlude off-balance sheet derivatives)
     (itemize and describe each component of this item over 25% of Schedule RC,
     Item 28, "Total equity capital") __________________________________________________  5591. .              0       13.

        TEXT                                                      RCON
        ----                                                      ----
     a. 5592: ___________________________________________________ 5592 . .        N/A            . . . . . . . .       13.a
     b. 5593: ___________________________________________________ 5593 . .        N/A            . . . . . . . .       13.b
     c. 5594: ___________________________________________________ 5594 . .        N/A            . . . . . . . .       13.c
     d. 5595: ___________________________________________________ 5595 . .        N/A            . . . . . . . .       13.d

                                                                              22
Schedule RC-L -- Continued

                                                                        C361

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                 (Column A)           (Column B)         (Column C)         (Column C)
Off-balance Sheet                                                                          Equity            Commodity
Derivatives                                     Interest Rate      Foreign Exchange      Derivative          And Other
Position Indicators                               Contracts           Contracts           Contracts          Contracts
__________________________________________    _________________    ________________     ______________     ______________

14. Gross amounts (e.g., notional amounts)
    (for each column, sum of items 14.a
    through 14.e must equal sum of items
    15, 16.a, and 16.b):
    a.  Futures contracts_________________                    0                   0                  0                   0   14.a
                                              RCON 8693            RCON 8694            RCON 8695          RCON 8696
    b.  Forward contracts_________________                    0                 488                  0                   0   14.b
                                              RCON 8697            RCON 8698            RCON 8699          RCON 8700
    c.  Exchange-traded option contracts:
        (1) Written options_______________                    0                   0                  0                   0   14.c1
                                              RCON 8701            RCON 8702            RCON 8703          RCON 8704
        (2) Purchased options_____________                    0                   0                  0                   0   14.c2
                                              RCON 8705            RCON 8706            RCON 8707          RCON 8708
    d.  Over-the-counter option contracts:
        (1) Written options_______________                    0                   0                  0                   0   14.d1
                                              RCON 8709            RCON 8710            RCON 8711          RCON 8712
        (2) Purchased options_____________                    0                   0                  0                   0   14.d2
                                              RCON 8713            RCON 8714            RCON 8715          RCON 8716
    e.  Swaps_____________________________               71,090                   0                  0                   0   14.e
                                              RCON 3450            RCON 3826            RCON 8719          RCON 8720

15. Total gross notional amount of
    derivative contracts held for
    trading_______________________________                    0                   0                  0                   0   15.
                                              RCON A126            RCON A127            RCON 8723          RCON 8224

16. Total gross notional amount of
    derivative contracts held for
    purposes other than trading:
    a.  Contracts marked to market________                    0                 488                  0                   0   16.a
    b.  Contracts not marked to market____               71,090                   0                  0                   0   16.b
                                              RCON 8729            RCON 8730            RCON 8731          RCON 8732

                                                                              23
Schedule RC-L -- Continued

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                (Column A)            (Column B)            (Column C)        (Column D)
Off-balance Sheet                                                                             Equity           Commodity
Derivatives                                     Interest Rate       Foreign Exchange        Derivative         And Other
Position Indicators                               Contracts            Contracts             Contracts         Contracts
__________________________________________      ______________      ________________       ____________       ___________
17. Gross fair values:
    a.  Contracts held for trading:             RCON                RCON                   RCON               RCON
                                                ----                ----                   ----               ----
        (1) Gross positive fair value_____      8733..     0        8734..       0         8735..   0         8736..     0    17.a1
        (2) Gross negative fair value_____      8737..     0        8738..       0         8739..   0         8740..     0    17.a2
    b.  Contracts held for purposes other
        than trading that are marked to
        market:
        (1) Gross positive fair value_____      8741..     0        8742..       0         8743..   0         8744..     0    17.b1
        (2) Gross negative fair value_____      8745..     0        8746..       0         8747..   0         8748..     0    17.b2
    c.  Contracts held for purposes other
        than trading that are not marked
        to market:
        (1) Gross positive fair value_____      8749.. 1,712        8750..       0         8751..   0         8752..     0    17.c1
        (2) Gross negative fair value_____      8753..   532        8754..       0         8755..   0         8756..     0    17.c2

Memoranda                                                                                           Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    RCON
                                                                                    ----
1.-2.  Not applicable___________________________________________________________         . . . . . . . . . . .
3.  Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of commitments that are fee paid or otherwise legally
    binding)____________________________________________________________________    3833..       946,433       M.3
    a. Participations in commitments with an original maturity exceeding one
       year conveyed to others__________________________________________________    3834..        49,732       M.3.a
4.  To be completed only by banks with $1 billion or more in total assets:
    Standby letters of credit (both financial and performance) issued to
    non-U.S. addresses (domicile) included in Schedule RC-L,
    items 2 and 3, above________________________________________________________    3377..           N/A       M.4
5.  To be completed for the September report only:
    Installment loans to individuals for household, family, and other personal expenditures that have been securitized and sold without recourse (with servicing retained), amounts outstanding by type of loan:
    a. Loans to purchase private passenger automobiles__________________________    2741..           N/A       M.5.a
    b. Credit cards and related plans___________________________________________    2742..           N/A       M.5.b
    c. All other consumer installment credit (including mobile home loans)______    2743..           N/A       M.5.c

                                                                              24

Schedule RC-M - Memoranda                                                                                            C365 <-
                                                                                                  Dollar Amounts in Thousands
_____________________________________________________________________________________________________________________________
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their
   related interests as of the report date:
   a. Aggregate amount of all extensions of credit to                                           RCON
      all executive officers, directors, principal                                              ----
      shareholders and their related interests _______________________________________________  6164. .         95,405  1.a
   b. Number of executive officers, directors, and principal
      shareholders to whom the amount of all extensions of
      credit by the reporting bank (including extensions of
      credit to related interests) equals or exceeds the        RCON            Number
      lesser of $ 500,000 or 5 percent of total capital         ----            ------
      as defined for this purpose in agency regulations _______ 6165 . .             1                   . . . . . . .  1.b

2. Federal funds sold and securities purchased under agreements to resell with U.S. branches
   and agencies of foreign banks (1) (included in Schedule RC, items 3.a and 3.b) ____________  3405. .              0  2.

3. Not applicable

4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others
   (include both retained servicing and purchased servicing):
   a. Mortgages serviced under a GNMA contract _______________________________________________  5500. .              0  4.a
   b. Mortgages serviced under a FHLMC contract:
      (1) Serviced with recourse to servicer _________________________________________________  5501. .              0  4.b.1
      (2) Serviced without recourse to servicer ______________________________________________  5502. .              0  4.b.2
   c. Mortgages serviced under a FNMA contract:
      (1) Serviced under a regular option contract ___________________________________________  5503. .          8,674  4.c.1
      (2) Serviced under a special option contract ___________________________________________  5504. .              0  4.c.2
   d. Mortgages serviced under other servicing contracts _____________________________________  5505. .              0  4.d

5. To be completed only by banks with $1 billion or more in total assets:
   Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must equal Schedule RC, item 9):
   a. U.S. addressees (domicile) _____________________________________________________________  2103. .            266  5.a
   b. Non-U.S. addressees (domicile) _________________________________________________________  2104. .          1,195  5.b

6. Intangible assets:
   a. Mortgage servicing rights ______________________________________________________________  3164. .              0  6.a
   b. Other identifiable intangible assets:
      (1) Purchased credit card relationships ________________________________________________  5506. .              0  6.b.1
      (2) All other identifiable intangible assets ___________________________________________  5507. .          8,833  6.b.2
   c. Goodwill _______________________________________________________________________________  3163. .         41,773  6.c
   d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10) _________________  2143. .         50,606  6.d
   e. Intangible assets that have been grandfathered for regulatory capital purposes _________  6442. .              0  6.e

7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated
   to redeem the debt ________________________________________________________________________  3295. .              0  7.

---------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                                                              25
Schedule RC-M -- Continued

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
    a.  Other real estate owned:                                             RCON
                                                                             ----
        (1) Direct and indirect investments in real estate ventures____      5372..         0       8.a.1
        (2) All other real estate owned:
            (a) Construction and land development______________________      5508..         0       8.a.2a
            (b) Farmland_______________________________________________      5509..       718       8.a.2b
            (c) 1-4 family residential properties______________________      5510..       764       8.a.2c
            (d) Multifamily (5 or more) residential properties_________      5511..         0       8.a.2d
            (e) Nonfarm nonresidential properties______________________      5512..     2,567       8.a.2e
        (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal
            Schedule RC, item 7)_______________________________________      2150..     4,049       8.a.3
    b.  Investments in unconsolidated subsidiaries and associated companies:
        (1) Direct and indirect investments in real estate ventures____      5374..         0       8.b.1
        (2) All other investments in unconsolidated subsidiaries and
            associated companies_______________________________________      5375..     7,792       8.b.2
        (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal
            Schedule RC, item 8)_______________________________________      2130..     7,792       8.b.3
    c.  Total assets of unconsolidated subsidiaries and associated
        companies______________________________________________________      5376..    31,839       8.c
 9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC, item 23, "Perpetual preferred stock and related
    surplus"___________________________________________________________      3778..         0       9.
10. Mutual fund and annuity sales during the quarter (include proprietary, private label, and third party products):
    a.  Money market funds_____________________________________________      6641..   252,952      10.a
    b.  Equity securities funds________________________________________      8427..     1,924      10.b
    c.  Debt securities funds__________________________________________      8428..    10,358      10.c
    d.  Other mutual funds_____________________________________________      8429..     1,633      10.d
    e.  Annuities______________________________________________________      8430..     9,279      10.e
    f.  Sales of proprietary mutual funds and annuities (included in
        items 10.a through 10.e above)_________________________________      8784..    88,900      10.f

Memorandum
                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
11. Interbank holdings of capital instruments (to be completed for the
    December report only):
    a.  Reciprocal holdings of banking organizations' capital
        instruments___________________________________________________      3836..       N/A       M.1.a
    b.  Nonreciprocal holdings of banking organizations' capital
        instruments___________________________________________________      3837..       N/A       M.1.b


                                                                              26
Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                                C370 <-
                                                                                            Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________
                                                ----(Column A)----      ----(Column B)----      ------(Column C)-------
                                                    Past due 30            Past due 90
                                                  through 89 days          days or more
                                                and still accruing      and still accruing            Nonaccrual
                                                ------------------      ------------------      -----------------------
 1. Loans secured by real estate:               RCON                    RCON                    RCON
                                                ----                    ----                    ----
    a. To U.S. addressees (domicile) ___________1245. .                 1246. .      2,954      1247. .    7,128    1.a
    b. To non-U.S. addressees (domicile) _______1248. .                 1249. .          0      1250. .        0    1.b
 2. Loans to depository institutions and
    acceptances of other banks:
    a. To U.S. banks and other U.S.
       depository institutions _________________5377. .                 5378. .          0      5379. .        0    2.a
    b. To foreign banks ________________________5380. .                 5381. .          0      5382. .        0    2.b
 3. Loans to finance agricultural production
    and other loans to farmers _________________1594. .                 1597. .          0      1583. .      664    3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) ___________1251. .                 1252. .          0      1253. .    5,108    4.a
    b. To non-U.S. addressees (domicile) _______1254. .                 1255. .          0      1256. .        0    4.b
 5. Loans to individuals for household,
    family, and other personal expenditures:
    a. Credit cards and related plans __________5383. .                 5384. .        283      5385. .        0    5.a
    b. Other (includes single payment,
       installment, and all student loans) _____5386. .                 5387. .        106      5388. .        0    5.b
 6. Loans to foreign governments and
    official institutions ______________________5389. .                 5390. .          0      5391. .        0    6.
 7. All other loans ____________________________5459. .                 5460. .          0      5461. .    1,149    7.
 8. Lease financing receivables:
    a. Of U.S. addressees (domicile) ___________1257. .                 1258. .         57      1259. .      404    8.a
    b. Of non-U.S. addressees (domicile) _______1271. .                 1272. .          0      1791. .        0    8.b
 9. Debt securities and other assets (exclude
    other real estate owned and other
    repossessed assets) ________________________3505. .                 3506. .          0      3507. .        0    9.

=========================================================================================================================
Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

10. Loans and leases reported in items 1
    through 8 above which are wholly or         RCON                    RCON                    RCON
    partially guaranteed by the U.S.            ----                    ----                    ----
    Government _________________________________5612. .                 5613. .        223      5614. .        0   10.
    a. Guaranteed portion of loans and leases
       included in item 10 above _______________5615. .                 5616. .        207      5617. .        0   10.a

                                                                              27
Schedule RC-N - Continued


Memoranda                                                                                                      C373 <-
                                                                                            Dollar Amounts in Thousands
_______________________________________________________________________________________________________________________
                                                  ----(Column A)----      ----(Column B)----      ------(Column C)-------
                                                      Past due 30            Past due 90
                                                    through 89 days          days or more
                                                  and still accruing      and still accruing            Nonaccrual
                                                  ------------------      ------------------      -----------------------
11. Restructured loans and leases included in
    Schedule RC-N, items 1 through 8, above       RCON                    RCON                    RCON
    (and not reported in Schedule RC-C,           ----                    ----                    ----
    Memorandum item 2) _________________________  1658. .                 1659. .          0      1661. .          0   M.1
12. Loans to finance commercial real estate,
    construction, and land development
    activities (not secured by real estate)
    included in Schedule RC-N, times 4 and 7,
    above ______________________________________  6558. .                 6559. .          0      6560. .          0   M.2
13. Loans secured by real estate (sum of
    Memorandum items 3.a through 3.e must
    equal sum of Schedule RC-N, items 1.a
    and 1.b, above):
    a. Construction and land development _______  2759. .                 2769. .          0      3492. .         33   M.3a
    b. Secured by farmland _____________________  3493. .                 3494. .          0      3495. .        541   M.3b
    c. Secured by 1-4 family residential
       properties:
       (1) Revolving, open-end loans secured
           by 1-4 family residential properties
           and extended under lines of credit __  5398. .                 5399. .         22      5400. .         29   M.3c1
       (2) All other loans secured by 1-4
           family residential properties _______  5401. .                 5402. .      2,815      5403. .        327   M.3c2
    d. Secured by multifamily (5 or more)
       residential properties __________________  3499. .                 3500. .          0      3501. .      1,130   M.3d
    e. Secured by nonfarm nonresidential
       properties ______________________________  3502. .                 3503. .        117      3504. .      5,068   M.3e


                                                  ----(Column A)----      ----(Column B)----
                                                     Past due 30           Past due 90 days
                                                   through 89 days              or more
                                                  ------------------      ------------------
14. Interest rate, foreign exchange rate, and
    other commodity and equity contracts:         RCON                    RCON
    a. Book value of amounts carried as           ----                    ----
       assets __________________________________  3522. .                 3528. .          0      M.4.a
    b. Replacement cost of contracts with a
       positive replacement cost _______________  3529. .                 3530. .          0      M.4.b

                                                                              28
Schedule RC-O -- Other Data for Deposit Insurance Assessments

                                                                         C375 <-

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
 5. Unposted debits (see instructions):                                      RCON
                                                                             ----
    a.  Actual amount of all unposted debits___________________________      0030..       N/A       1.a
        OR
    b.  Separate amount of unposted debits:
        (1) Actual amount of unposted debits to demand deposits________      0031..         0       1.b.1
        (2) Actual amount of unposted debits to time and
            savings deposits(1)________________________________________      0032..         0       1.b.2
    Unposted credits (see instructions):
    a.  Actual amount of all unposted credits__________________________      3510..    14,253       2.a
        OR
    b.  Separate amount of unposted credits:
        (1) Actual amount of unposted credits to demand deposits_______      3512..       N/A       2.b.1
        (2) Actual amount of unposted credits to time and
            savings deposits(1)________________________________________      3514..       N/A       2.b.2
    Uninvested trust funds (cash) held in bank's own trust department
    (not included in total deposits)___________________________________      3520..         0       3.
    Deposits of consolidated subsidiaries (not included in
    total deposits):
    a.  Demand deposits of consolidated subsidiaries___________________      2211..      1,172      4.a
    b.  Time and savings deposits (1) of consolidated subsidiaries_____      2351..          0      4.b
    c.  Interest accrued and unpaid on deposits of consolidated
        subsidiaries___________________________________________________      5514..          0      4.c
    Not applicable.

Item 6 is not applicable to state nonmember banks that have not been authorized by the Federal Reserve to act as pass-through correspondents.

6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository
    institutions that
    are also reflected as deposit liabilities of the reporting bank:         RCOM
    a.  Amount reflected in demand deposits (included in Schedule RC-E,      ----
        Memorandum item 4.a)__________________________________________       2314..         0      6.a
    b.  Amount reflected in time and savings deposits (1) (included in
        Schedule RC-E, Memorandum item 4.b)____________________________      2315..         0      6.b
7.  Unamortized premiums and discounts on time and savings
    deposits:(1)
    a.  Unamortized premiums___________________________________________      5516..         0      7.a
    b.  Unamortized discounts__________________________________________      5517..         0      7.b
8.  To be completed by banks with "Oakar deposits."
    Total "Adjusted Attributable Deposits" of all institutions required under Section 5(d)(3) of the Federal Deposit Insurance Act (from
    most recent FDIC Oakar Transaction Worksheet(s))___________________      5518..         0      8.
9.  Deposits in lifeline accounts______________________________________               . . . .      9.
10. Benefit-responsive "Depository Institution Investment Contracts"
    (included in total deposits)_______________________________________      8432..         0      10.

____________

(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                              29
Schedule RC-O - Continued



                                                                                               Dollar Amounts in Thousands
__________________________________________________________________________________________________________________________


 1.  Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
     a.  Amount by which demand deposits would be reduced if reciprocal demand balances      RCON
         between the reporting bank and savings associations were reported on a net basis    ----
         rather than a gross basis in Schedule RC-E ______________________________________   8785              0       11.a
     b.  Amount by which demand deposits would be increased if reciprocal demand balances between the reporting bank and U.S. branches and agencies of foreign banks were
         reported on a gross basis rather than a net basis in Schedule RC-E ______________   A181              0       11.b
     c.  Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of net reciprocal demand balances between the reporting bank and the domestic offices of U.S. banks and savings
         associations in Schedule RC-E ___________________________________________________   A182          2,136       11.c



Memoranda
(To be completed each quarter except as noted)                                                  Dollar Amounts in Thousands
___________________________________________________________________________________________________________________________


 1.  Total deposits of the bank:
     (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
                                                                                             RCON
     a.  Deposit accounts of $100,000 or less:                                               ----
         (1)  Amount of deposit accounts of $100,000 or less _____________________________   2702. .   5,230,554     M.1.a1
         (2)  Number of deposit accounts of $100,000 or less    RCON           Number
                                                                ----           ------
              (to be completed for the June report only) ____   3779. .     1,578,809              . . . . . . . .   M.1.a2
      b.  Deposit accounts of more than $100,000:
          (1)  Amount of deposit accounts of more than $100,000 __________________________   2710. .   1,578,809     M.1.b1
          (2)  Number of deposit accounts of more than          RCON           Number
                                                                ----           ------
               $100,000 _____________________________________   2722. .         5,789             . . . . . . . .    M.1.b2

 2.   Estimated amount of uninsured deposits of the bank:
      a.  An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

          Indicate in the appropriate box at right whether your bank has a method or         RCON      YES     NO   M.2.a
          procedure for determining a better estimate of uninsured deposits than the         ----
          estimate described above _______________________________________________________   6861. .            X
      b.  If the box marked YES has been checked, report the estimate of uninsured deposits
          determined by using your bank's method of procdure _____________________________   5597. .        N/A     M.2.b


___________________________________________________________________________________________________________________________
                                                                                                                    C377 <-


Person to whom questions about Reports of Condition and Income should be directed:
                                                            (602) 858-8162
DOUGLAS S. ALLDREDGE, BANK REGULATORY REPORTING MGR

--------------------------------------------------------------------------------
Name and Title (TEXT 8901)         Area code/phone number/extension (TEXT 8902)

                                                                              30
Schedule RC-R - Risk-Based Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule C, item 12, for June 30, 1994, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than 1 billion must complete items 1 and 2 below or Schedle RC-R in its entirety, depending on their response to item 1 below.

                                                                        C380

1. Test for determining the extent to which Schedule RC-R must be completed. To
   be completed only by banks with total assets of less than $1 billion.          RCON      YES     NO
   Indicate in the appropriate box at the right whether the bank has total        ----      ---     --
   capital greater than or equal to eight percent adjusted total assets_________  6056          N/A

        For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instuctions).

        If the box marked YES has been checked, then the bank only has to complete item 2 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.

        A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based guidelines.

                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
                                                          (Column A)                              (Column B)
                                                   Subordinated Debt (1) and
                                                       Intermediate Term                      Other Limited-Life
ITEM 2 IS TO BE COMPLETED BY ALL BANKS                  Preferred Stock                       Capital Instruments
                                                   -------------------------              -----------------------------
2. Subordinated debt(1) and other limited-life
   capital instruments (original weighted
   average maturity of at lest five years) with
   a remaining maturity of:                        RCON                                    RCON
                                                   ----                                    ----
   a. One year or less_________________________    3780. .              0                  3786. .                 0      2.a
   b. Over one year through two years__________    3781. .              0                  3787. .                 0      2.b
   c. Over two years through three years_______    3782. .              0                  3788. .                 0      2.c
   d. Over three years through four years______    3783. .              0                  3789. .                 0      2.d
   e. Over four years through five years_______    3784. .              0                  3790. .                 0      2.e
   f. Over five years__________________________    3785. .              0                  3791. .                 0      2.f

3. Not Applicable.

ITEMS 4-9 AND MEMORANDA ITEMS 1 AND 2 ARE TO
BE COMPLETED BY BANKS THAT ANSWERED NO TO
ITEM 1 ABOVE AND BY BANKS WITH TOTAL ASSETS
OF $1 BILLION OR MORE.


                                                                (Column A)                                (Column B)
                                                          Assets Recorded on the                    Credit Equivalent Amount
                                                               Balance Sheet                      of Off-Balance Sheet Items(2)
                                                           ----------------------                  -----------------------------
4. Assets and credit equivalent amounts of
   off-balance sheet items assigned to the
   Zero percent risk category:

   a) Assets recorded on the balance sheet:
      (1) Securities issued by, other claims on,
          and claims unconditionally by, the U.S.           RCON                                RCON
          Government and its agencies and other             ----                                ----
          OECD central governments_______________           3794. .       876,944                       . . . . . . . . .   4.a.1
      (2) All other______________________________           3795. .       346,097                       . . . . . . . . .   4.a.2
   b) Credit equivalent amount of off-balance sheet items       . . . . . . . . .               3796. . . . . . . . . . 0   4.b


_______________

(1) Exclude mandatory convertible debt reported in Schedule RC-N, item 7.
(2) Do not report in column B the risk-weighted amount of assets reported in column A.

                                                                              31
Schedule RC-R - Continued


                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
                                                                (Column A)                                  (Column B)
                                                          Assets Recorded on the                     Credit Equivalent Amount
                                                               Balance Sheet                      of Off-Balance Sheet Items (1)
                                                           ----------------------                 ------------------------------
5. Assets and credit equivalent amounts of
   off-balance sheet items assigned to the
   20 percent risk category:

   a) Assets recorded on the balance sheet:
      (1) Claims conditionally guaranteed by the            RCON                                RCON
          U.S. Government and its agencies and              ----                                ----
          other OECD central governments__________________  3798. .       147,676                       . . . . . . . . .   5.a.1
      (2) Claims collateralized by securities issued
          by the U.S. Government and its agencies and
          other OECD central governments; by securities
          issued by U.S. Government-sponsored agencies;
          and by cash on deposit__________________________  3799. .        22,638                       . . . . . . . . .   5.a.2
      (3) All other______________________________           3800. .     2,197,033                       . . . . . . . . .   5.a.3
   b) Credit equivalent amount of off-balance sheet items           . . . . . . .               3801. .            28,271   5.b
6. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 50 percent risk category:
   a. Assets recorded on the balance sheet________________  3802. .       957,100                       . . . . . . . . .   6.a
   b. Credit equivalent amount of off-balance sheet items_          . . . . . . .               3803. .             8,388   6.b
7. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 100 percent risk category:
   a. Assets recorded on the balance sheet________________  3804. .     3,273,605                       . . . . . . . . .   7.a
   b. Credit equivalent amount of off-balance sheet items_          . . . . . . .               3805. .           537,689   7.b
8. On-balance sheet asset values excluded from the
   calculation of the risk-based capital ratio(2)_________  3806. .             0                       . . . . . . . . .   8.
9. Total assets recorded on the balance sheet (sum of
   items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal
   Schedule RC, item 12 plus items 4.b and 4.c)___________  3807. .     7,821,093                       . . . . . . . . .   9.


Memoranda

                                                                                                      Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------------
1. Current credit exposure across all off-balance sheet derivative contracts covered by   RCON
   the risk-based capital standards____________________________________________________   8764. .         1,722            M.1.


                                 ------------------------------------ With a remaining maturity of -------------------------------
                                      (Column A)                      (Column B)                        (Column C)
                                                                     Over one year
                                    One year or less               through five years                 Over five years
                                -------------------------      ----------------------------  -----------------------------------
2. Notional principal amounts
   of off-balance sheet
   derivative contracts:(3)     RCON                           RCON                           RCON
   a. Interest rate             ----                           ----                           ----
      contracts______________   3809. .      N/A               8766. .               59,366   8767. .             11,724     M.2a
   b. Foreign exchange
      contracts______________   3812. .                488     8769. .      N/A               8770. .      N/A               m.2b
   c. Gold contracts_________   8771. .      N/A               8772. .      N/A               8773. .      N/A               M.2c
   d. Other precious metals
      contracts______________   8774. .      N/A               8775. .      N/A               8776. .      N/A               M.2d
   e. Other commodity
      contracts______________   8777. .      N/A               8778. .      N/A               8779. .      N/A               M.2e
   f. Equity derivative
      contracts______________   A000. .      N/A               A001. .      N/A               A002. .      N/A               M.2f


______________

(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

                                                                              32
              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income
                     at close of business on June 30, 1995


FIRST INTERSTATE BANK OF ARIZONA        PHOENIX                    AZ
--------------------------------        --------------------       -----------
Legal Title of Bank                     City                       State


The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limited described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT OF THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.
______________________________________________________________________________
                                                                  C371  C372<-
No comment:        X (RCON 6979)
BANK MANAGEMENT STATEMENT (pleaase type or print clearly) (TEXT 6980):


                     ______________________________________  _________________
                     Signature of Executive Officer of Bank  Date of Signature

                                                                              33
                   THIS PAGE IS TO BE COMPLETED BY ALL BANKS

----------------------------------------------------------------------------------------------------------
                                       CMB No. For OCC:              1557-0081
                                       CMB No. For FDIC:             3064-0052
                                       CMB No. For Federal Reserve:  7100-0036
                                       Expiration Date:              03/31/96

                                                SPECIAL REPORT
                                        (Dollar Amounts in Thousands)

                        CLOSE OF BUSINESS DATE:        FDIC Certificate Number:
                             June 30, 1995                     02843

                                                                        C700  <-


----------------------------------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
----------------------------------------------------------------------------------------------------------

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to its executive officers made since the date of the previous Report of Condition.
Data regarding individual loans or other extensions of credit are not required.
If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and
215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board
Regulation 0) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

------------------------------------------------------------------------------------------------------------

                                                                               RCOM
                                                                               ----
a. Number of loans made to executive officers since the previous
   Call Report date ________________________________________________________       3561. .            NONE a.
b. Total dollar amount of above loans (in thousands of dollars) ____________       3562. .               0 b.
c. Range of interest charged on above loans (example: 9 3/4% = 9.75) _______  7701/7702. .  0.00% to 0.00% c.


-------------------------------------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:                           DATE (Month, Day, Year):


John Prince, Vice President                                                         602-858-8164
-----------------------------------------------------------------------------      --------------------------
NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED: (TEXT 8903)            AREA CODE/PHONE NUMBER/
                                                                                   EXTENSION: (TEXT 8904)

DOUGLAS S. ALLDREDGE, BANK REGULATORY REPORTING MGR                               (602) 858-8162
-------------------------------------------------------------------------------------------------------------

                                    EXHIBIT 6


         Pursuant to Section 321(b) of the Trust Indenture Act of 1939, the Trustee, First Interstate Bank of Arizona, N.A., a national banking association hereby consents that reports of examinations by federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.



                                          FIRST INTERSTATE BANK OF ARIZONA, N.A.

                                          BY:     /s/ Jason D. Farnsworth
                                                  Vice President and Manager